                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 31, 1997

                            CRESCENT OPERATING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                333-25223                     75-2701931
(STATE OF ORGANIZATION) (COMMISSION FILE NUMBER)(IRS EMPLOYER IDENTIFICATION NUMBER)

         306 WEST 7TH STREET
         SUITE 1025
         FORT WORTH, TEXAS                                       76102
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                               (817) 339-1020
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

On September 15, 1997, Crescent Operating, Inc. (the "Company" or "Crescent Operating") filed a Form 8-K dated August 31, 1997, containing a description of a series of transactions (the "RoseStar Transactions"), pursuant to which the Company acquired for $2 million in cash the following assets: (i) 100% of the membership interests in RoseStar Management LLC ("RoseStar") and (ii) all of the common stock, .01 par value, of each of RSSW Corp. ("RSSW") and RSCR Arizona Corporation ("RSCR"), affiliates of RoseStar in Item 2. This Form 8-K/A amends the previously filed Form 8-K to include the financial statements and pro forma disclosure required by Item 7 of Form 8-K.


The RoseStar Transactions result in audited financial statement requirements, pursuant to Rule 3.05 of Regulation S-X, for two fiscal years when applying the tests under Rule 1.02(w). Certain properties were acquired by RoseStar during the two year period ended December 31, 1996. Separate audited financial statements have been provided for each predecessor entity for periods in which the operations were not included in the historical consolidated financial statements of RoseStar.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) FINANCIAL STATEMENTS UNDER RULE 3-05 OF REGULATION S-X

         RoseStar Management LLC Consolidated Financial Statements For The Years Ended December 31, 1996 and 1995, Together With Report of Independent Public Accountants.

         Hyatt Regency Albuquerque Accounts Maintained by Hyatt Corporation, For The Years Ended December 31, 1995 and 1994, Together with Report of Independent Accountants.

         Hyatt Regency Beaver Creek Accounts Maintained by Hyatt Corporation, Financial Statements As of December 31, 1995, Together With Report of Independent Public Accountants.

         Marriott Denver City Center, Accounts Maintained by Marriott International, Inc., Financial Statements as of June 30, 1995, Together With Report of Independent Public Accountants.

         Wine Country Hotel, LLC Financial Statements For The Period From Inception (October 29, 1996) Through December 31, 1996, Together With Report of Independent Public Accountants.

         Rahn Sonoma, Ltd., Financial Statements for the Period from January 1, 1996 through November 17, 1996, Together With Report of Independent Public Accountants.

         Rahn Sonoma, Ltd., Financial Statements as of December 31, 1995 and December 25, 1994, Together With Auditor's Report.

         Canyon Ranch in the Berkshires, Financial Statements For The Year Ended December 31, 1996, Together With Report of Independent Public Accountants.

         Canyon Ranch - Bellefontaine Associates Limited Partnership d/b/a Canyon Ranch in the Berkshires, Audited Financial Statements For The Years Ended December 31, 1995 and 1994, with Report of Independent Auditors.

         Canyon Ranch in Tucson (As Defined in Note 1) and Canyon Ranch, Inc. Financial Statements For The Periods From January 1, 1996, Through July 25, 1996, And July 26, 1996 Through December 31, 1996, Together With Report of Independent Public Accountants.

         Canyon Ranch, Inc., Audited Financial Statements For The Years Ended December 31, 1995 and 1994, With Report of Independent Auditors.

    (b)  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

         Pro Forma Consolidated Statement of Operations For The Year Ended December 31, 1996 and Notes Thereto.

         Pro Forma Consolidated Statement of Operations For The Nine Months Ended September 30, 1997 and Notes Thereto.


    (c)  EXHIBITS

         The following is a list of all exhibits filed as a part of this Form 8-K/A

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November, 14, 1997

                                        CRESCENT OPERATING, INC.

                                        By:  /s/ JEFFREY L. STEVENS
                                             --------------------------------
                                             Jeffrey L. Stevens
                                             Treasurer, Chief Financial Officer
                                             and Secretary

    INDEX TO FINANCIAL STATEMENTS

      Historical Financial Statements
      RoseStar Management LLC Consolidated Financial Statements For The Years Ended
      December 31, 1996 and 1995, Together With Report of Independent Public Accountants........    F-2

      Hyatt Regency Albuquerque Accounts Maintained by Hyatt Corporation, For The Years Ended
      December 31, 1995 and 1994, Together With Report of Independent Accountants...............    F-11

      Hyatt Regency Beaver Creek Accounts Maintained by Hyatt Corporation, Financial
      Statements As of December 31, 1995, Together With Report of Independent Public
      Accountants...............................................................................    F-18

      Marriott Denver City Center, Accounts Maintained by Marriott International, Inc.,
      Financial Statements as of June 30, 1995, Together With Report of Independent Public
      Accountants...............................................................................    F-25

      Wine Country Hotel, LLC Financial Statements For The Period From Inception
      (October 29, 1996) Through December 31, 1996, Together With Report of Independent
      Public Accountants........................................................................    F-30

      Rahn Sonoma, Ltd., Financial Statements for the Period from January 1, 1996 through
      November 17, 1996, Together With Report of Independent Public Accountants.................    F-38

      Rahn Sonoma, Ltd., Financial Statements as of December 31, 1995 and December 25, 1994
      Together With Auditor's Report............................................................    F-45

      Canyon Ranch in the Berkshires Financial Statements For The Year Ended December 31, 1996,
      Together With Report of Independent Public Accountants....................................    F-55

      Canyon Ranch - Bellefontaine Associates Limited Partnership d/b/a Canyon Ranch in the
      Berkshires, Audited Financial Statements For The Years Ended December 31, 1995 and 1994
      With Report of Independent Auditors.......................................................    F-63

      Canyon Ranch in Tucson (As Defined in Note 1) and Canyon Ranch, Inc. Financial
      Statements For The Periods From January 1, 1996, Through July 25, 1996, and
      July 26, 1996, Through December 31, 1996, Together With Report of Independent
      Public Accountants........................................................................    F-77

      Canyon Ranch, Inc., Audited Financial Statements For The Years Ended December 31, 1995
      and 1994, With Report of Independent Auditors.............................................    F-85

      PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

      Pro Forma Consolidated Statement of Operations for the Year Ended
      December 31, 1996 and notes thereto.......................................................    F-97

      Pro Forma Consolidated Statement of Operations for the  Nine Months Ended
      September 30, 1997 and notes thereto......................................................    F-100

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of RoseStar Management L.L.C.:

We have audited the accompanying consolidated balance sheets of RoseStar Management L.L.C. (a limited liability company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, members' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosestar Management, L.L.C. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.
                                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
    November 13, 1997

                          ROSESTAR MANAGEMENT L.L.C.


                          CONSOLIDATED BALANCE SHEETS


                                                                                        December 31,
                                                                July 31,         ---------------------------
                         ASSETS                                   1997              1996            1995
                                                              ------------       -----------      ----------
                                                               (unaudited)                 (audited)

CASH AND CASH EQUIVALENTS                                     $  5,776,751       $ 6,728,061      $1,281,383

ACCOUNTS RECEIVABLE:
     Trade and other                                             6,603,721         3,850,494         548,834
     Furniture, fixtures, and equipment reimbursement                   --           484,524          51,931
     Due from Marriott                                                  --                --         352,453
     Affiliated                                                         --           394,831              --
                                                              ------------       -----------      ----------

                  Total accounts receivable                      6,603,721         4,729,849         953,218

INVENTORIES                                                      1,191,127           261,194         636,012

PREPAIDS AND OTHER                                                 332,655           272,353          85,068
                                                              ------------       -----------      ----------

                  Total current assets                          13,904,254        11,991,457       2,955,681

FURNITURE, FIXTURES, AND EQUIPMENT, net                          2,600,882           162,090          42,321

                                                              ------------       -----------      ----------

                  Total assets                                $ 16,505,136       $12,153,547      $2,998,002
                                                              ============       ===========      ==========


                    LIABILITIES AND MEMBERS' CAPITAL

ACCOUNTS PAYABLE:
     Trade and other                                          $  5,928,482       $ 2,265,342      $  239,391
     Accrued hotel base rent                                     1,093,774           958,333         475,867
     Accrued hotel percentage rent                                 488,030           979,099          80,207
     Affiliated                                                         --            57,880              --
     Management fee                                                     --           461,460              --
                                                              ------------       -----------      ----------

                  Total accounts payable                         7,510,286         4,722,114         795,465

ACCRUED EXPENSES                                                 2,765,163         2,563,381         904,371

ADVANCE DEPOSITS                                                 2,200,867         2,085,040          28,402

MINORITY INTEREST                                                       --            16,204              --

LONG-TERM DEBT                                                   2,745,595                --              --
                                                              ------------       -----------      ----------

                  Total liabilities                             15,221,911         9,386,739       1,728,238

MEMBERS' CAPITAL                                                 1,283,225         2,766,808       1,269,764
                                                              ------------       -----------      ----------

                  Total liabilities and members' capital      $ 16,505,136       $12,153,547      $2,998,002
                                                              ============       ===========      ==========

              The accompanying notes are an integral part of these
                         consolidated balance sheets.

                          ROSESTAR MANAGEMENT L.L.C.


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                  For the Seven Months Ended              For the Year Ended
                                                             July 31,                         December 31,
                                                 ------------------------------      -------------------------------
                                                     1997              1996             1996               1995
                                                 ------------       -----------      ------------       -----------
                                                              (unaudited)                      (audited)

REVENUES:
     Rooms                                       $ 28,690,957       $26,656,100      $ 44,551,529       $ 8,266,721
     Resort                                        21,686,009                --                --                --
     Food and beverage                             13,798,600        13,031,468        22,798,685         3,896,498
     Telephone                                      1,064,071         1,029,940         1,729,348           339,559
     Other                                          1,021,150         1,049,027         2,061,724           369,729
                                                 ------------       -----------      ------------       -----------

         Total revenues                            66,260,787        41,766,535        71,141,286        12,872,507
                                                 ------------       -----------      ------------       -----------

OPERATING COSTS AND EXPENSES:
     Departmental expenses-
         Rooms                                      5,500,700         4,940,053         8,704,741         1,875,597
         Resort                                    14,924,299                --                --                --
         Food and beverage                         10,057,825         9,958,801        17,450,761         3,069,050
         Telephone                                    591,990           637,544         1,062,252           152,120
         Other                                        593,410           665,616         1,193,261           212,910

     Unallocated operating expenses-
         Hotel base rent expense                    9,420,180         6,708,331        11,499,996         2,267,532
         Hotel percentage rent expense              3,618,212         2,652,791         4,282,816           821,437
         Management fees                            4,538,430         2,861,095         5,201,399           998,570
         Administrative and general                 2,590,773         2,472,945         4,504,504         1,002,751
         Marketing                                  3,582,173         3,435,397         5,740,725           810,872
         Energy costs                               1,172,117         1,105,595         1,949,210           354,835
         Property operation and maintenance         1,495,589         1,467,524         2,638,052           505,354
         Common area expenses                         235,741           212,852           257,385                --
         Depreciation and amortization                490,000                --                --                --
         Property taxes                             1,069,988           784,846         1,479,067           351,475
         Association fees                                  --                --           691,560                --
         Other                                      1,611,495         1,876,467         1,854,031           527,942
                                                 ------------       -----------      ------------       -----------

         Total expenses                            61,492,921        39,779,857        68,509,760        12,950,445

MINORITY INTEREST                                          --                --           (16,204)               --

OTHER INCOME (EXPENSE):
     Interest income                                  162,334            58,348           134,046            13,563
     Interest expense                                      --                --                --                --
                                                 ------------       -----------      ------------       -----------

         Total other income (expense)                 162,334            58,348           134,046            13,562
                                                 ------------       -----------      ------------       -----------

NET INCOME (LOSS)                                $  4,930,200       $ 2,045,026      $  2,749,368       $   (64,375)
                                                 ============       ===========      ============       ===========



       The accompanying notes are an integral part of these consolidated financial statements.

                           ROSESTAR MANAGEMENT L.L.C.


                  CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

BALANCE, January 1, 1995 (inception)                  $        --

     Assets contributed in excess of liabilities        1,120,733

     Net loss                                             (64,375)

     Member contributions                                 213,406
                                                      -----------
BALANCE, December 31, 1995                              1,269,764

     Assets contributed in excess of liabilities           10,659

     Net income                                         2,749,368

     Member contributions                                 605,245

     Member distributions                              (1,868,228)
                                                      -----------
BALANCE, December 31, 1996                            $ 2,766,808
                                                      ===========

       The accompanying notes are an integral part of these consolidated financial statements.

                           ROSESTAR MANAGEMENT L.L.C.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          For the Seven Months Ended       For the Year Ended
                                                                    July 31,                   December 31,
                                                           -------------------------   ------------------------------
                                                               1997           1996         1996              1995
                                                           -----------   -----------   -----------       -----------
                                                                   (unaudited)                   (audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                     $ 4,930,200    $ 2,045,026    $2,749,368        $   (64,375)
    Minority interest                                         (16,204)            --        16,204                --
    Adjustments to reconcile net income (loss) to net
       cash provided by operating activities-
           Depreciation and amortization                      490,000             --            --                --
           (Increase) decrease in accounts receivable      (2,331,776)    (5,389,368)   (3,301,660)          613,249
           Increase in receivable from affiliate              394,831             --      (394,831)               --
           Decrease in receivable from Marriott
               Corporation                                         --        352,453       352,453                --
           Decrease (increase) in unreimbursed capital
               expenditures                                    63,073         51,931      (432,593)          (94,251)
           Decrease (increase) in inventory                  (929,933)      (163,314)      374,818           (46,477)
           Increase in prepaid and other                      (60,302)      (275,259)     (187,285)           (1,522)
           Increase in hotel operations payable                                                 --          (141,080)
           Increase in management fee payable                (461,460)            --       461,460                --
           Increase in payable to affiliate                   (57,880)            --        57,880                --
           Increase in trade and other payables             3,663,140      2,843,972     2,025,951            49,443
           Increase (decrease) in accrued expenses            201,782      2,021,511     1,659,010           (33,058)
           Increase in due to Marriott Corporation                 --             --            --           212,929
           Increase (decrease) in advance deposits            115,827        (28,402)    2,056,638            (5,566)
           Increase in accrued hotel base rent                135,441        482,466       482,466           475,867
           Increase in accrued hotel percentage rent         (491,069)       323,461       898,892            80,207
                                                          -----------    -----------   -----------       -----------

               Net cash provided by operations              5,645,670      2,264,477     6,818,771         1,045,366
                                                          -----------    -----------   -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of furniture, fixtures, and equipment          (183,197)      (119,769)     (109,110)               --
                                                          -----------    -----------   -----------       -----------

               Net cash used in financing activities         (183,197)      (119,769)     (109,110)               --
                                                          -----------    -----------   -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Contributions from members                                     --             --       605,245           213,406
    Distributions to members                               (6,413,783)      (112,221)   (1,868,228)               --
                                                          -----------    -----------   -----------       -----------

               Net cash provided by (used in)
                   financing activities                    (6,413,783)      (112,221)   (1,262,983)          213,406
                                                          -----------    -----------   -----------       -----------

NET INCREASE (DECREASE) IN CASH                              (951,310)     2,032,487     5,446,678         1,258,772

CASH, beginning of period                                   6,728,061      1,281,383     1,281,383            22,611
                                                          -----------    -----------   -----------       -----------

CASH, end of period                                       $ 5,776,751    $ 3,313,870   $ 6,728,061       $ 1,281,383
                                                          ===========    ===========   ===========       ===========

SCHEDULE OF NONCASH TRANSACTIONS:
    Cash paid for interest                                $        --    $        --   $        --       $        --
                                                          ===========    ===========   ===========       ===========
    Cash paid for taxes                                   $        --    $        --   $        --       $        --
                                                          ===========    ===========   ===========       ===========
    Assets acquired in excess of liabilities assumed      $        --    $        --   $    10,659       $ 1,120,733
                                                          ===========    ===========   ===========       ===========
    Assets acquired through debt obligations              $ 2,745,595    $        --   $        --       $        --
                                                          ===========    ===========   ===========       ===========

       The accompanying notes are an integral part of these consolidated financial statements.

                          ROSESTAR MANAGEMENT L.L.C.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995



1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

RoseStar Management L.L.C. ("RoseStar Management") is a limited liability company which was formed for the purpose of leasing under a long-term lease the Marriott Denver City Center (the "Marriott") from Crescent Real Estate Equities Company ("Crescent") and to lease other hotel properties as determined by RoseStar Management. The Company was originally owned by Sanjay Varma, Gerald Haddock, and John Goff (the "Members") with respective ownership percentages of 91%, 4.5%, and 4.5%. Mr. Haddock and Mr. Goff are officers of Crescent (see
Note 4).

RoseStar Management owns a 99% nonmanaging interest in RoseStar Southwest, L.L.C., ("RoseStar Southwest") a limited liability company which was formed for the purpose of leasing under long-term leases the Hyatt Regency Beaver Creek ("Hyatt Beaver Creek") and the Hyatt Regency Albuquerque ("Hyatt Albuquerque") from Crescent. The 1% managing interest in RoseStar Southwest is held by the Owners in the same percentage as they hold in RoseStar Management. RoseStar Southwest has been consolidated with RoseStar Management (collectively, the "Company") in the accompanying financial statements. Accordingly, all intercompany transactions have been eliminated. The 1% managing interest is reflected in the accompanying consolidated financial statements as minority interest.

RoseStar Management's lease of the Marriott commenced June 30, 1995, and expires on June 30, 2005. RoseStar Southwest's leases of Hyatt Beaver Creek and Hyatt Albuquerque commenced January 1, 1995, (as successors to prior lessees) and expire on December 31, 2004, and December 31, 2005, respectively. For the period from January 1, 1995, through February 9, 1996, Hyatt Beaver Creek was leased to Mogul Management, L.L.C. which merged into RoseStar Southwest on February 9, 1996. The leases are accounted for as operating leases. Hyatt Albuquerque was acquired by Crescent on December 18, 1995, and, therefore, RoseStar Southwest did not assume the lease until such time.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined generally by the first-in, first-out method.

Furniture, Fixtures, and Equipment

In conjunction with Crescent's acquisition of Canyon Ranch, a resort in Tucson, Arizona, during 1996, a note receivable from Canyon Ranch leasing to RoseStar Management due July 26, 1996, was forgiven in exchange for underlying collateral (furniture, fixtures, and equipment of the property ("FF&E"). Accordingly, such assets are included in the accompanying financial statements as furniture, fixtures, and equipment.

Advance Deposits and Revenue Recognition

Advance deposits for facility and room rentals are recognized as revenue when services are provided.

Income Taxes

No provision for income taxes has been included in the accompanying financial statements as the liability for the income taxes is the responsibility of the members on their individual tax returns.

2. MANAGEMENT AGREEMENTS AND RELATED-PARTY TRANSACTIONS:

RoseStar Management and RoseStar Southwest

Pursuant to asset management agreements entered into on May 1, 1996, and expiring on April 30, 2006, the asset manager is The Varma Group (the "Asset Manager"), a company with related ownership to RoseStar Management and RoseStar Southwest. RoseStar Management and RoseStar Southwest pay monthly asset management fees to The Varma Group of $10,417 and $20,883, respectively for the first year of the agreement and adjusted for each subsequent year based upon the increase in the Consumer Price Index. Asset management fees expensed during 1996 approximated $83,000 and $166,000, respectively, and are included in management fees in the accompanying consolidated financial statements.

Additionally, pursuant to a consultant agreement dated January 13, 1995, and expiring on January 2, 2000, a management fee of 1% of gross hotel revenues of Hyatt Beaver Creek is due monthly to East West Resorts, LLC ("East West"), a company with related ownership to RoseStar Management and RoseStar Southwest. Management fees of approximately $241,000 were expensed during 1996 and included in fees to asset managers in the accompanying consolidated financial statements. No management fees were incurred in 1995.

Pursuant to an agreement entered into December 1989, Vail Associates pays Hyatt Beaver Creek an annual fee of $3.40 for each paid room night, as defined, through the year 2001, as reimbursement to Hyatt Beaver Creek for providing lodging in the area. During 1996, RoseStar Southwest recognized income of $209,831 from Vail Associates which is included in other income in the accompanying consolidated financial statements. No income was recognized from Vail Associates in 1995 as the Hyatt Beaver Creek was not leased to RoseStar until 1996.

Hyatt Albuquerque

The management fee is computed in accordance with the terms of the management agreement, dated October 11, 1988, between Hyatt Corporation ("Hyatt") and the Crescent. Crescent appointed the Company to manage its interests under the management agreement. The management agreement is for a period commencing with the opening of the hotel facility on August 1, 1990, and expiring on December 31, 2020, with two, ten-year renewal periods. The management fee consists of a basic fee of 4% of gross receipts, as defined, and an incentive fee equal to 25% of available cash flow, as defined.

For the year ended December 31, 1996, management fees of $674,743 were expensed pursuant to the terms of the Management Agreement and included in management fees in the accompanying consolidated statement of operations. As the Hyatt Albuquerque was not leased to RoseStar Southwest until December 1995, no management fees were expensed in 1995.

No incentive management fees were earned for the year ended December 31, 1996.

Hyatt Beaver Creek

The management fee is based on the terms of the management agreement dated December 11, 1987, as amended, (the "Management Agreement") between Crescent and Hyatt. Crescent appointed the Company to manage its interests under the Management Agreement. The Management Agreement commenced in December 1989, and expires on December 31, 2017, with Hyatt's option to extend the term for two successive ten-year periods subject to the provisions of the Management Agreement. Management fees are comprised of a basic fee, an incentive fee, and an additional incentive fee. The basic fee is equal to 3% of gross receipts, as defined. The incentive fee is equal to 10% of profit, as defined, through December 31, 1998, 15% for the period January 1, 1999, through December 31, 2003, and 12.5% thereafter. In addition, an additional incentive fee equal to 15% of profit, as defined, less basic and incentive fees, in excess of $4 million, is payable annually. As of December 31, 1996, $371,718 is due to Hyatt for current year management fees and other reimbursements.

For the year ended December 31, 1996, the management fees pursuant to the terms of the Management Agreement were $723,564, $620,763, and $129,496, respectively, and are included in management fees in the accompanying consolidated financial statements. No management fees were incurred in 1995 as the Hyatt Beaver Creek was not leased to RoseStar Southwest until 1996.

Denver Marriott

The management fee is computed in accordance with the terms of a management agreement (the "Management Agreement") Crescent appointed the Company to management its interests under the management agreement dated January 10, 1979, as amended, between Crescent and Denver Marriott. The Management Agreement is for a period commencing January 1982, and expiring on December 31, 2006, with Marriott's option to extend the term for two successive ten-year periods and four successive five year periods thereafter subject to the provisions of the Management Agreement. However, the Management Agreement may be terminated by Crescent if the hotel's net income from operations for any fiscal year is not at least equal to Crescent's priority amount, as defined, calculated at $3,534,300 ("Base Amount") plus the annual FF&E funding requirement, 3.5% of gross revenues or $1,047,473 for the year ended December 31 1996. The Base Amount is increased to $5,400,000 upon extension of the Management Agreement. If termination is elected by Crescent, Marriott has the ability to cancel Crescent's termination right by paying Crescent that amount by which the Crescent's priority exceeds net income from operations. Such deficiency payment is refundable to Marriott from any future hotel net income in excess of the applicable Crescent's priority, subject to certain restrictions. If Marriott is allowed to avoid termination for three periods (which need not be consecutive) of two consecutive fiscal years, then the Base Amount is increased by $1,200,000. As of December 31, 1996, the Base Amount is $3,534,300, and no notice of termination of the Management Agreement has been provided since the commencement of the Management Agreement.

Management fees are comprised of a basic fee and an incentive fee. The basic fee is equal to 3% of gross revenues, as defined. The incentive fee is equal to 20% of net income from operations, reduced by any amount by which net income is less than Crescent's priority. However, any such reductions to incentive fees ("Contingent Incentive Fees") are recoverable by Denver Marriott from future periods whereby net income exceeds Crescent's priority, subject to Crescent obtaining certain minimum returns on its original investment and cost recoveries. As of January 3, 1997, Marriott is not entitled to any earned but unpaid Contingent Incentive Fees.

For the year ended December 31, 1996, management fees of $2,541,644, pursuant to the terms of the Management Agreement were expensed and included in management fees in the accompanying consolidated financial statements. For the year ended December 31, 1995, management fees of $998,570 were expensed.

3.   RENTAL EXPENSE:

Pursuant to the terms of a lease agreement dated June 30, 1995, and expiring June 30, 2005, between Crescent and RoseStar Management, RoseStar Management is to remit monthly base rentals and percentage rentals for Denver Marriott, as defined. Denver Marriott's base rental expense for the years ended December 31, 1996 and 1995, were $4,599,996 and $2,149,998, respectively. Percentage rentals for the years ended December 31, 1996 and 1995, were $2,320,441 and $821,437, respectively.

Pursuant to a lease agreement dated January 1, 1995, and expiring December 31, 2004, between Crescent and RoseStar Southwest, as successor to prior lessee effective February 9, 1996, the Company is to remit base rentals and percentage rentals for the Hyatt Beaver Creek. Base rentals and percentage rentals for the year ended December 31, 1996, were $3,600,000 and $1,115,878, respectively. No rental expense was recorded in 1995 as the Hyatt Beaver Creek was not leased to Rosestar until 1996.

Pursuant to a lease agreement dated January 1, 1995, and expiring December 31, 2000, between Crescent and RoseStar Southwest, the Company is to remit base rentals and percentage rentals for Hyatt Albuquerque. Base rentals for the years ended December 31, 1996 and 1995, were $3,300,000 and $117,534, respectively. Percentage rentals for 1996 and 1995 were $846,497 and $1,094, respectively.

4.   SUBSEQUENT EVENT:

During 1997, the Company acquired Wine Country Hotel, L.L.C.. Wine Country Hotel, L.L.C. held the leasehold interest in Canyon Ranch in the Berkshires, Sonoma Mission Inn, and Canyon Ranch in Tucson as a successor to Vintage Resorts, L.L.C.. On August 31, 1997, and effective as of July 31, 1997, the Company was acquired by Crescent Operating, Inc.

REPORT OF INDEPENDENT ACCOUNTANTS


Rosestar Management L.L.C.


We have audited the statements of assets and liabilities of the accounts maintained by Hyatt Corporation for Hyatt Regency Albuquerque (a hotel leased by Rosestar Management L.L.C.) as of December 31, 1995 and 1994, and the related statements of revenues and expenses and cash flows as represented by such accounts for the years then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial
statement presentation.   We believe that our audits provide a reasonable basis
for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the Management Agreement between Rosestar Management L.L.C. and Hyatt Corporation, as described in Note 1, and are not intended to be a presentation in conformity with generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the accounts maintained by Hyatt Corporation for Hyatt Regency Albuquerque as of December 31, 1995 and 1994, and its revenues and expenses and cash flows as represented by such accounts for the years then ended, on the basis of accounting described in Note 1.

                                                        COOPERS & LYBRAND L.L.P.


El Paso, Texas
January 30, 1996

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
DECEMBER 31, 1995 AND 1994


                                    ASSETS                         1995          1994
                                                                -----------   -----------
Current assets:

    Cash                                                        $   295,268   $    87,358

    Accounts receivable, less allowance for doubtful accounts

      of $21,523 in 1995 and $21,412 in 1994                        823,646       708,407

    Inventories                                                      43,266        50,033

    Other current assets                                             40,888        22,021
                                                                -----------   -----------


              Total assets (all current)                        $ 1,203,068   $   867,819
                                                                ===========   ===========



                           LIABILITIES AND CONTROL


Current liabilities:

    Accounts payable                                            $   282,695   $   288,445

    Accrued expenses                                                432,123       510,225

    Accrued taxes                                                    99,185       132,684

    Due to Hyatt Corporation                                         61,424        79,957
                                                                -----------   -----------


              Total liabilities (all current)                       875,427     1,011,311


Control                                                             327,641      (143,492)
                                                                -----------   -----------


              Total liabilities and control                     $ 1,203,068   $   867,819
                                                                ===========   ===========

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
STATEMENTS OF REVENUES AND EXPENSES
DECEMBER 31, 1995 AND 1994



                                                                         1995          1994
                                                                     -----------   -----------
Net sales:

    Rooms                                                            $ 9,203,708   $ 8,966,343

    Food and beverage                                                  5,667,204     4,878,326

    Telephone rental income                                              207,803       229,380

    Other                                                                357,559       352,092
                                                                     -----------   -----------


                                                                      15,436,274    14,426,141
                                                                     -----------   -----------


Departmental expenses:

    Cost of sales                                                      1,885,731     1,709,819

    Payroll and related expenses                                       3,488,832     3,396,036

    Other                                                              1,011,238     1,031,395
                                                                     -----------   -----------


                                                                       6,385,801     6,137,250
                                                                     -----------   -----------


Gross operating income                                                 9,050,473     8,288,891
                                                                     -----------   -----------


Unallocated operating expenses:

    Administrative and general                                           961,085       962,045

    Marketing                                                          1,310,166     1,315,547

    Energy costs                                                         646,921       684,903

    Property operating and maintenance                                   508,270       487,347

    Other                                                                356,734       363,022
                                                                     -----------   -----------


                                                                       3,783,176     3,812,864
                                                                     -----------   -----------


Income before recorded fixed charges                                   5,267,297     4,476,027
                                                                     -----------   -----------


Recorded fixed charges:

    Management fee                                                       608,977       567,748

    Common area expenses                                                 288,022       388,967

    Provision for replacement of furniture, fixtures and equipment       456,733       425,811
                                                                     -----------   -----------


                                                                       1,353,732     1,382,526
                                                                     -----------   -----------



Income from operations                                               $ 3,913,565   $ 3,093,501
                                                                     ===========   ===========



   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                    1995           1994
                                                                                 -----------    -----------
Cash flows from operating activities:

    Income from operations                                                       $ 3,913,565    $ 3,093,501

    Adjustments to reconcile income from operations to net cash provided by operating activities:

      Energy costs and other expenses paid by owner and/or lessee                    857,568      1,036,561

      Telephone rental income received by Albuquerque Plaza Partners                      --        (94,622)

      Changes in assets and liabilities:

         Accounts receivable                                                        (115,239)      (310,455)

         Inventories                                                                   6,767          9,888

         Other current assets                                                        (18,867)         9,955

         Accounts payable                                                             (5,750)        10,005

         Accrued expenses                                                            (78,102)         7,951

         Accrued taxes                                                               (33,499)        (9,655)

         Due to Hyatt Corporation                                                    (18,533)        22,424
                                                                                 -----------    -----------


              Net cash provided by operating activities                            4,507,910      3,775,553


Cash flows from financing activities:

    Cash distributions to owner and/or lessee                                     (4,300,000)    (3,800,000)
                                                                                 -----------    -----------


Net increase (decrease) in cash                                                      207,910        (24,447)


Cash, beginning of year                                                               87,358        111,805
                                                                                 -----------    -----------


Cash, end of year                                                                $   295,268    $    87,358
                                                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      BASIS OF FINANCIAL STATEMENTS:

      The accompanying financial statements have been prepared pursuant to the provisions of a Management Agreement between Hyatt Corporation and the owner (see "Owner/Lessee") of Hyatt Regency Albuquerque (the "Hotel"). Accordingly, the statements of assets and liabilities do not include all of the assets and liabilities of the Owner and/or Lessee, but only those assets and liabilities carried on the books and records of the Hotel which are maintained by employees of Hyatt Corporation. Assets and liabilities not reflected herein may include, but are not limited to, property, building, furniture and equipment and mortgages payable. In addition, the statements of revenues and expenses do not include charges for rent, depreciation or interest expense in connection with the assets and liabilities, any expenses paid directly by the Owner and/or Lessee, or any provision for income taxes, since such taxes, if any, are the liabilities of the Owner and/or Lessee. However, the statements of revenues and expenses do include current charges for property taxes and the provision for replacement of and additions to furniture, fixtures and equipment calculated in accordance with the Management Agreement.

      OWNER/LESSEE:

      On December 18, 1995, Albuquerque Plaza Partners sold the Hotel to Crescent Real Estate Equities Limited Partnership who simultaneously leased the Hotel including its rights and obligations under the Management Agreement to Rosestar Management L.L.C. (the "Lessee").

      INVENTORIES:

      Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined generally by the first-in, first-out method.


2.    MANAGEMENT FEE:

      The management fee is computed in accordance with the terms of the Management Agreement, dated October 11, 1988, between Hyatt Corporation and the Owner (see "Owner/Lessee"). The Management Agreement is for a period commencing with the opening of the hotel facility on August 1, 1990 and expiring on December 31, 2020, with two ten-year renewal periods. The management fee consists of a basic fee of 4% of gross receipts, as defined, and an incentive fee equal to 25% of available cash flow, as defined.

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
NOTES TO FINANCIAL STATEMENTS, CONTINUED
YEARS ENDED DECEMBER 31, 1995 AND 1994


2.    MANAGEMENT FEE, CONTINUED:

      For the years ended December 31, 1995 and 1994, the management fees pursuant to the terms of the Management Agreement are as follows:

                                                                      1995            1994
                                                                  ------------    ------------
         Basic management fee:

           Gross receipts, per statements of revenues

              and expenses                                        $ 15,436,274    $ 14,426,141

           Less: Interest income                                        (4,047)         (3,052)

                 Telephone rental income                              (207,803)       (229,380)
                                                                  ------------    ------------


                                                                    15,224,424      14,193,709

         Basic management fee percentage                                    x4%             x4%
                                                                  ------------    ------------

                                                                  $    608,977    $    567,748
                                                                  ============    ============

      No incentive management fees were earned for the years ended December 31, 1995 and 1994.

3.    FUND FOR REPLACEMENT OF AND ADDITIONS TO FURNITURE, FIXTURES AND
      EQUIPMENT:

      The Management Agreement requires that a fund for replacement of and additions to furniture, fixtures and equipment be established. An interest-bearing savings account, not recorded on the Hotel's records, is maintained for this fund. A summary of activity in this account is as follows:

                                                                         1995           1994
                                                                      -----------    -----------
         Balance, beginning of year                                   $ 1,025,717    $   717,456

         Provision for the year                                           456,733        425,811

         Receipt of net amount owed to the fund from the prior year        30,212         23,202

         Interest earned                                                   46,675         28,503

         Expenditures                                                    (453,062)      (139,043)

              Net amount owed from (to) the fund at the end
                  of the year                                               2,732        (30,212)
                                                                      -----------    -----------


                                                                      $ 1,109,007    $ 1,025,717
                                                                      ===========    ===========


The amount charged to operations is equal to 3% of gross receipts, as defined, for 1992 through 1995; 4% for 1996 through 1998; and 5% thereafter.

HYATT REGENCY ALBUQUERQUE

ACCOUNTS MAINTAINED BY HYATT CORPORATION
NOTES TO FINANCIAL STATEMENTS, CONTINUED
YEARS ENDED DECEMBER 31, 1995 AND 1994



4.    CONTROL:

      Activity in the Owner's and/or Lessee's control account for the years ended December 31, 1995 and 1994 is as follows:

                                                               1995           1994
                                                            -----------    -----------
         Balance, beginning of year                         $  (143,492)   $  (378,932)

         Income from operations                               3,913,565      3,093,501

         Cash distributions to Owner and/or Lessee           (4,300,000)    (3,800,000)

         Energy costs and other expenses paid by
           Owner and/or Lessee                                  857,568      1,036,561

         Telephone rental income received by Albuquerque
           Plaza Partners                                            --        (94,622)
                                                            -----------    -----------

         Balance, end of year                               $   327,641    $  (143,492)
                                                            ===========    ===========


5.    TELEPHONE RENTAL INCOME:

      Under the terms of the Management Agreement, Albuquerque Plaza Partners leased telephone equipment to Hyatt Corporation. Pursuant to the provisions of the lease, rental income through December 18, 1995 is equal to the sum of (i) $.80 per inter-state call (not to exceed 96% of revenue for such calls) and (ii) 96% of revenue from intra-state calls. Effective December 19, 1995, Crescent Real Estate Equities exercised its option to terminate the phone lease. Accordingly, all subsequent revenues generated by the telephone department of the Hotel are included in the operations of the Hotel.

      During 1994, Albuquerque Plaza Partners received a refund of approximately $407,000 as a result of a change in the method of reporting certain telephone revenues. The 1994 portion of the refund of approximately $95,000 is reflected as telephone lease income in the accompanying statements of revenues and expenses. The balance of the refund is recorded on the books and records of Albuquerque Plaza Partners.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members of
      Mogul Management, LLC:

We have audited the accompanying statement of assets and liabilities and project equity (deficit) of ACCOUNTS MAINTAINED BY HYATT CORPORATION for the HYATT REGENCY BEAVER CREEK as of December 31, 1995, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accounts Maintained by Hyatt Corporation for the Hyatt Regency Beaver Creek as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSEN LLP


Denver, Colorado,
  February 23, 1996

                           HYATT REGENCY BEAVER CREEK

                    ACCOUNTS MAINTAINED BY HYATT CORPORATION

       STATEMENT OF ASSETS AND LIABILITIES AND PROJECT EQUITY (DEFICIT)

                             AS OF DECEMBER 31, 1995

                 ASSETS                                                  1995
                                                                     -----------

CURRENT ASSETS:
    Cash                                                             $ 2,246,129
    Accounts receivable, net of allowance for doubtful accounts
       of $44,000                                                      1,678,670
    Unreimbursed furniture fixtures & equipment expenditures              21,758
    Inventories                                                          100,581
    Prepaids and other                                                   336,477
                                                                     -----------
              Total current assets                                   $ 4,383,615
                                                                     ===========

       LIABILITIES AND PROJECT EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                 $ 1,108,038
    Accrued expenses                                                   1,109,238
    Advance deposits                                                   2,022,426
    Due to Hyatt Corporation, net (Note 2)                               370,155
                                                                     -----------
              Total current liabilities                                4,609,857

PROJECT EQUITY (DEFICIT) (Note 3)                                       (226,242)
                                                                     -----------
              Total liabilities and project equity (deficit)         $ 4,383,615
                                                                     ===========

         The accompanying notes to financial statements are an integral part of this statement.

                           HYATT REGENCY BEAVER CREEK

                    ACCOUNTS MAINTAINED BY HYATT CORPORATION

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                          1995
                                                      -----------
REVENUES:
    Rooms                                             $14,408,806
    Food and beverage                                   7,446,087
    Telephone                                             449,911
    Other                                                 729,760
                                                      -----------
              Total revenues                           23,034,564
                                                      -----------

OPERATING COSTS AND EXPENSES:
    Departmental expenses-
       Rooms                                            2,794,319
       Food and beverage                                6,303,623
       Telephone                                          381,785
       Other                                              358,296
    Unallocated operating expenses-
       Management fee (Note 2)                          1,329,566
       Property taxes (Note 1)                            848,976
       Association fees                                   533,025
       Administrative and general                       1,301,310
       Marketing                                        2,332,641
       Energy costs                                       715,186
       Property operation and maintenance                 789,152
       Other                                              411,653
                                                      -----------
              Total operating costs and expenses       18,099,532
                                                      -----------
OPERATING INCOME                                        4,935,032
                                                      -----------
OTHER EXPENSES                                             43,917
                                                      -----------
NET INCOME                                            $ 4,891,115
                                                      ===========

PRO-FORMA (Note 5)
       Lease expense                                    4,221,193
                                                      -----------
              Pro-forma net income                    $   669,922
                                                      ===========


         The accompanying notes to financial statements are an integral part of this statement.

                           HYATT REGENCY BEAVER CREEK

                    ACCOUNTS MAINTAINED BY HYATT CORPORATION

                             STATEMENT OF CASH FLOWS

                      FOR THE YEARS ENDED DECEMBER 31, 1995

                                                                              1995
                                                                          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income from operations                                            $ 4,891,115
    Adjustments to reconcile net income from operations
       to net cash provided by operating activities-
          Increase (decrease) in cash attributable to changes in
              assets and liabilities-
                 Accounts receivable, net                                     (85,385)
                 Unreimbursed FF&E expenditures                               317,426
                 Inventories                                                   66,165
                 Prepaids and other                                            68,461
                 Accounts payable                                            (432,559)
                 Accrued expenses                                            (433,773)
                 Advance deposits                                            (733,582)
                 Due to Hyatt Corporation, net                               (103,672)
                                                                          -----------
                    Net cash provided by operating activities               3,554,196
                                                                          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Distributions to fund provision for replacement of FF&E (Note 4)         (478,129)
                                                                          -----------
                    Net cash used in investing activities                    (478,129)
                                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributed to lessee                                             (4,575,000)
    Cash received from East West                                              608,328
                                                                          -----------
                    Net cash used in financing activities                  (3,966,672)
                                                                          -----------
NET DECREASE in cash                                                         (890,605)

CASH, at beginning of year                                                  3,136,734
                                                                          -----------
CASH, at end of year                                                      $ 2,246,129
                                                                          ===========


         The accompanying notes to financial statements are an integral part of this statement.

                           HYATT REGENCY BEAVER CREEK

                    ACCOUNTS MAINTAINED BY HYATT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Financial Statements

The Hyatt Regency Beaver Creek (the "Hotel") is a 295 room hotel located in Beaver Creek, Colorado. The statements of assets and liabilities and project equity (deficit) included herein include only those assets and liabilities and project equity (deficit) carried on the books and records of the Hotel which are maintained by employees of Hyatt Corporation ("Hyatt"). They do not include the assets and liabilities of Mogul Management, LLC ("Mogul"), or Crescent Real Estate Funding II, L.P. ("Crescent"). Mogul leases the Hotel from Crescent, the
owner of the    Hotel, under an operating lease (the "Lease") which commenced
January 1, 1995 and expires on December 31, 2004. The accompanying financial statements present the amounts applicable to the accounts maintained by Hyatt on behalf of Mogul for the year ended December 31, 1995. Assets and liabilities not reflected herein may include, but are not limited to, property, plant and equipment, and notes payable. In addition, the statement of operations does not include charges for depreciation, interest expense, rent, any other expenses paid directly by Mogul or Crescent, or a provision for income taxes, if any, since such taxes are the liability of the members of Mogul or the partners of Crescent, as applicable. The statement of operations includes charge for property taxes.

Effective January 1, 1995, East West Properties, LTD ("East West") sold the Hotel to Crescent, who simultaneously leased the Hotel, including the rights and obligations under the Management Agreement (Note 2), to Mogul. In connection with the sale of the Hotel, Crescent assumed the Deferred Incentive Fee (Note 2) balance with accrued interest of $1,286,016. Mogul has not assumed this obligation in connection with the Lease. The Deferred Incentive Fee obligation balance of $1,286,016 was transferred to the books and records of Crescent through the control account during 1995.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Statements of Cash Flows

Effective January 1, 1995, the Deferred Incentive Fee liability of $1,286,016 was eliminated against the project equity (deficit) account since such obligation was transferred to Crescent in connection with the sale of the Hotel.

     Inventories

Inventories, consisting primarily of food and beverage items, are stated at the lower of cost or market. Cost is determined generally by the first-in, first-out method.

     Property Taxes

Property taxes relate to Hotel real and personal property.

(2)  MANAGEMENT FEE/DUE TO HYATT CORPORATION

The management fee is based on the terms of the management agreement dated December 11, 1987, as amended, (the "Management Agreement") between Crescent and Hyatt. The Management Agreement commenced in December 1989, and expires on December 31, 2017, with Hyatt's option to extend the term for two successive ten year periods subject to the provisions of the Management Agreement. Management fees are comprised of a basic fee, an incentive fee and an additional incentive fee. The basic fee is equal to 3% of gross receipts, as defined. The incentive fee is equal to 10% of profit, as defined, through December 31, 1998, 15% for the period January 1, 1999 through December 31, 2003, and 12.5% thereafter. In addition, an additional incentive fee equal to 15% of profit, as defined, less basic and incentive fees, in excess of $4 million, is payable annually. As of December 31, 1995, $370,155 is due to Hyatt for current year management fees and other reimbursements. All incentive fees prior to January 1, 1994 (" Deferred Incentive Fees") have been deferred with interest at prime. Under the provisions of the Management Agreement, payment of the Deferred Incentive Fees earned through December 31, 1993 and related interest thereon, will be waived by Hyatt on October 1, 2004, if the Management Agreement is not terminated for any reason other than a default by Hyatt. However, the Deferred Incentive Fees are payable upon any sale, transfer or assignment (as defined) of the owner's interest in the Management Agreement, excluding the Lease with Mogul. As discussed in Note 1, upon purchasing the Hotel, Crescent assumed the Deferred Incentive Fee liability, and Mogul has not assumed such liability in connection with the Lease. Accordingly, the related liability and accrued interest were transferred to the books and records of Crescent through the project equity (deficit) account.

For the year ended December 31, 1995, the management fees pursuant to the terms of the Management Agreement, are as follows:

                                                       1995
                                                   -----------
Management fees-
   Basic                                           $   691,037
   Incentive                                           571,142
   Additional incentive                                 67,387
                                                   -----------
     Total management fee                          $ 1,329,566
                                                   ===========

(3)  PROJECT EQUITY (DEFICIT)

Activity in the project equity (deficit) for the year ended December 31, 1995 is as follows:

BALANCE, beginning year                                                     $(1,958,572)

   Net income                                                                 4,891,115
   Distributions to lessee                                                   (4,575,000)
   Cash received from East West to fund Hotel deficit                           608,328
   Transfer of Deferred Incentive obligation to Crescent                      1,286,016
   Distributions to fund provision for replacement of FF&E (Note 4)            (478,129)
                                                                            ------------
BALANCE, end of year                                                        $  (226,242)
                                                                            ============

(4)  FUND FOR REPLACEMENT OF FURNITURE, FIXTURES AND EQUIPMENT (FF&E)

Under the provisions of the Management Agreement, Mogul is required to fund a bank account maintained by Crescent for future expenditures for the replacement of Hotel FF&E. Funding is required at 2% of gross receipts, as defined, through September 30, 1995, with funding increasing to 3% thereafter. Related funding for fiscal 1995 was $478,129, including $59,610 of funding related to fiscal 1994 and excluding $90,740 unfunded for fiscal 1995. Funding of the account is charged to the project equity (deficit) and presented as an investing cash flow activity.

(5)  PRO-FORMA INFORMATION

As discussed in Note 1, effective January 1, 1995, Crescent acquired the Hotel and leased it to Mogul. Income from operation of the property is remitted to Mogul, who in turn pays the required lease payments to Crescent. In order to reflect the results of operations of the project, the lease payments not paid by Hyatt are reflected as a pro-forma adjustment in the accompanying statement of operations.

(6)  SUBSEQUENT EVENT

Effective February 9, 1996, Mogul merged with RoseStar Southwest, LLC, a Texas limited liability company.

\
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of RoseStar Management LLC:

We have audited the accompanying statement of operations of Accounts Maintained by Marriott International, Inc. for the Marriott Denver City Center as of June 30, 1995, and the related statements of cash flows for the six months then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accounts Maintained by Marriott International, Inc. for the Marriott Denver City Center as of June 30, 1995, and the results of its cash flows for the six months then ended in conformity with generally accepted accounting principles.



Dallas, Texas,                                Arthur Andersen LLP
    November 10, 1997

                           MARRIOTT DENVER CITY CENTER

               ACCOUNTS MAINTAINED BY MARRIOTT INTERNATIONAL, INC.


                             STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995


REVENUES:
    Rooms                                                            $ 8,610,655
    Food and beverage                                                  3,993,346
    Telephone                                                            328,422
    Other                                                                369,315
                                                                     -----------
              Total revenues                                          13,301,738
                                                                     -----------
OPERATING COSTS AND EXPENSES:
    Departmental expenses-
       Rooms                                                           1,758,282
       Food and beverage                                               3,101,106
       Telephone                                                         145,923
       Other                                                             196,156

    Unallocated operating expenses-
       Management fee (Note 2)                                         1,097,046
       Property taxes (Note 1)                                           330,017
       Administrative and general                                        975,959
       Marketing                                                         836,104
       Energy costs                                                      350,296
       Property operation and maintenance                                550,730
       Other                                                             253,541
                                                                     -----------
              Total operating costs and expenses                       9,595,160
                                                                     -----------
OPERATING INCOME                                                       3,706,578
                                                                     -----------
OTHER EXPENSES:
    Other                                                                111,919
                                                                     -----------
NET INCOME                                                           $ 3,594,659
                                                                     ===========


         The accompanying notes to financial statements are an integral part of this statement.

                           MARRIOTT DENVER CITY CENTER

               ACCOUNTS MAINTAINED BY MARRIOTT INTERNATIONAL, INC.


                             STATEMENT OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income from operations                                         $ 3,594,659
    Adjustments to reconcile net income from operations
       to net cash provided by operating activities-
          Increase (decrease) in cash attributable to changes in
              assets and liabilities-
                 Accounts receivable, net                                 (680,147)
                 Unreimbursed furniture, fixtures, & equipment,
                  expenditures                                              67,540
                 Inventories                                                56,549
                 Prepaids and other                                         16,492
                 Accounts payable                                         (120,001)
                 Accrued expenses                                         (198,407)
                 Advance deposits                                          (22,898)
                 Due to Marriott International, Inc., net                  383,647
                                                                       -----------

                    Net cash provided by operating activities            3,097,434
                                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributed to lessee                                          (2,567,711)
    Cash paid to fund for renovation costs                                (864,430)
                                                                       -----------

                    Net cash used in financing activities               (3,432,141)
                                                                       -----------

NET DECREASE IN CASH                                                      (334,707)

CASH, at beginning of year                                                 439,565
                                                                       -----------

CASH, at end of year                                                   $   104,858
                                                                       ===========



         The accompanying notes to financial statements are an integral part of this statement.

                           MARRIOTT DENVER CITY CENTER

               ACCOUNTS MAINTAINED BY MARRIOTT INTERNATIONAL, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Financial Statements

The Marriott Denver City Center (the "Hotel" or the "Project") is a 613 room full-service hotel located in the central business district of Denver, Colorado. The books and records of the Hotel are maintained by employees of Marriott International, Inc. ("Marriott") and do not include the assets and liabilities of Prudential Insurance Company of America ("Prudential") the owner of the Hotel as of June 30, 1995. The statement of operations does not include charges for depreciation, interest expense, any other expenses paid directly by Prudential or a provision for income taxes, if any, since such taxes are the liability of Prudential.

The project equity changed as follows for the six months ended June 30, 1995:

         BALANCE, December 30, 1994                              $   912,674

              Net income from operations                           3,594,659
              Distributions to lessee                             (2,567,711)
              Distributions to fund for renovation costs            (802,685)
                                                                 -----------

         BALANCE, June 30, 1995                                  $ 1,136,937
                                                                 ===========

As the renovations and improvements are funded by Prudential, and title to such renovations and improvements remains with Prudential, such expenditures have been reflected as a distribution from project equity.

Pursuant to the provisions of the Management Agreement distributions to Prudential are limited to net income from operations. Monthly distributions are made based on the previous month's operating results.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories, consisting primarily of food and beverage and gift shop merchandise, are stated at the lower of cost or market. Cost is determined generally by the first-in, first-out method.

Advance Deposits and Revenue Recognition

Advance deposits for facility and room rentals are recognized as revenue when services are provided.

Property Taxes

Property taxes for the six months ended June 30, 1995, are related to Hotel real and personal property.

2.   MANAGEMENT FEE/DUE TO MARRIOTT:

The management fee is computed in accordance with the terms of a management agreement (the "Management Agreement") dated January 10, 1979, between Prudential and Marriott. The Management Agreement is for a period commencing January 1982, and expiring on December 31, 2006, with Marriott's option to extend the term for two successive ten-year periods and four successive five-year periods thereafter subject to the provisions of the Management Agreement.

Upon sale of the Hotel to Crescent Real Estate Equities Funding II, L.P. ("Crescent"), Crescent assumed the obligations of Prudential under the Management Agreement.

Management fees are comprised of a basic fee and an incentive fee. The basic fee is equal to 3% of gross revenues and the incentive fee is equal to 20% of net income from operations, as defined.

For the six months ended June 30, 1995, the management fees pursuant to the terms of the Management Agreement are as follows:

                  Management fees-
                     Basic                                 $   399,052
                     Incentive                                 697,994
                                                           -----------

                         Total management fee              $ 1,097,046
                                                           ===========

3.   SUBSEQUENT EVENT:

Effective June 30, 1995, Crescent acquired the Hotel from Prudential. In conjunction with the acquisition, Crescent subsequently leased the Hotel to Rosestar Management, L.L.C. under a lease commencing June 30, 1995, and expiring on June 30, 2005.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of Wine Country Hotel, L.L.C.:

We have audited the accompanying balance sheet of Wine Country Hotel, L.L.C. (a limited liability company) as of December 31, 1996, and the related statements of operations, members' deficit, and cash flows for the period from inception (October 29, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wine Country Hotel, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (October 29, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
    November 13, 1997

                           WINE COUNTRY HOTEL, L.L.C.


                        BALANCE SHEET--DECEMBER 31, 1996


                                     ASSETS

CASH                                                               $ 1,280,136

ACCOUNTS RECEIVABLE:
     Hotel operations, net                                             985,950
     Furniture, fixtures, and equipment reimbursement                  270,570
                                                                   -----------

                  Total accounts receivable                          1,256,520

INVENTORY                                                              642,589

PREPAIDS AND OTHER                                                     119,430

INTANGIBLE ASSET, net of accumulated amortization of $15,000         1,293,279
                                                                   -----------

                  Total assets                                     $ 4,591,954
                                                                   ===========


                        LIABILITIES AND MEMBERS' DEFICIT

ACCOUNTS PAYABLE:
     Accrued hotel base rent                                       $   265,332
     Accrued hotel percentage rent                                      10,812
     Payable to Crescent                                               687,501
     Trade and other                                                   628,996
     Affiliated                                                         12,546
                                                                   -----------

                  Total accounts payable                             1,605,187

ACCRUED EXPENSES                                                     1,362,293

ADVANCE DEPOSITS                                                     1,811,732
                                                                   -----------

                  Total liabilities                                  4,779,212
                                                                   -----------

MEMBERS' DEFICIT                                                      (187,258)
                                                                   -----------

                  Total liabilities and members' deficit           $ 4,591,954
                                                                   ===========


       The accompanying notes are an integral part of this balance sheet.

                           WINE COUNTRY HOTEL, L.L.C.


                             STATEMENT OF OPERATIONS

   FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1996) THROUGH DECEMBER 31, 1996



REVENUES:
     Rooms                                                       $   861,058
     Food and beverage                                               571,293
     Telephone                                                        29,148
     Spa                                                             545,716
     Other                                                           258,030
                                                                 -----------

                  Total revenues                                   2,265,245

OPERATING COSTS AND EXPENSES:
     Departmental expenses-
         Rooms                                                       279,237
         Food and beverage                                           547,941
         Telephone                                                    16,179
         Spa                                                         320,817
         Other                                                       168,051

     Unallocated operating expenses-
         Administrative and general                                  193,599
         Marketing                                                   167,119
         Hotel base rent expense                                     415,699
         Hotel percentage rent expense                                10,812
         Management fees                                               9,603
         Common area expenses                                         45,377
         Property taxes                                               36,005
         Energy costs                                                 43,606
         Property operation and maintenance                           87,903
         Amortization expense                                         15,000
         Other                                                        95,555
                                                                 -----------

                  Total expenses                                   2,452,503
                                                                 -----------

NET LOSS                                                         $  (187,258)
                                                                 ===========

    The accompanying notes are an integral part of this financial statement.

                           WINE COUNTRY HOTEL, L.L.C.


                          STATEMENT OF MEMBERS' DEFICIT

   FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1996) THROUGH DECEMBER 31, 1996



BALANCE, Inception                                                   $   --

    Net Loss                                                          (187,258)
                                                                     ---------
BALANCE, December 31, 1996                                           $(187,258)
                                                                     =========



    The accompanying notes are an integral part of this financial statement.

                           WINE COUNTRY HOTEL, L.L.C.


                             STATEMENT OF CASH FLOWS

   FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1996) THROUGH DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income from operations                                                  $  (187,258)
  Amortization expense                                                             15,000
  Adjustments to reconcile net income from operations to net cash provided by operating activities-
       Cash transfer to replenish the previous owner's cash account
         for payroll fund                                                        (237,983)
       Increase (decrease) in cash attributable to changes in
         assets and liabilities-
           Decrease in hotel operations, net                                      199,914
           Increase in unreimbursed FF&E expenditures on behalf of owner         (178,147)
           Increase in inventories                                                 (4,970)
           Increase in prepaids and other                                          19,970
           Increase in payables to affiliated
           Increase in trade and other payables                                   185,796
           Increase in payable to Crescent                                        500,000
           Increase in accrued hotel base rent                                    265,332
           Increase in accrued hotel percentage rent                               10,812
           Increase in accrued expenses                                           176,615
           Increase in advance deposits                                           467,055
                                                                              -----------

              Net cash provided by operating activities                         1,232,136
                                                                              -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                       1,232,136

CASH AND CASH EQUIVALENTS, at beginning of year                                    48,000
                                                                              -----------

CASH AND CASH EQUIVALENTS, at end of year                                     $ 1,280,136
                                                                              ===========


    The accompanying notes are an integral part of this financial statement.

                           WINE COUNTRY HOTEL, L.L.C.

                          NOTES TO FINANCIAL STATEMENT

                                DECEMBER 31, 1996



1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Wine Country Hotel, L.L.C. (the "Company" or "Wine Country") is a limited liability company which was formed on October 29, 1996, for the purpose of leasing under long-term leases, the Canyon Ranch in the Berkshires in Lenox, Massachusetts ("Lenox"), the Sonoma Mission Inn and Spa in Sonoma, California ("Sonoma"), and such other hotels, resorts, and lodging facilities as the managers determine. The Company is owned by Harry Frampton III, Gerald Haddock, and John Goff (the "Members") with respective ownership percentages of 91%, 4.5% and 4.5%. Mr. Haddock and Mr. Goff are officers of Crescent Real Estate Equities Company ("Crescent") the lessor of Lenox and Sonoma.

Wine Country's lease of Lenox commenced on December 11, 1996, and expires on December 31, 2006. The lease of Sonoma commenced on November 18, 1996, and expires on October 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at average cost or market and consist of the following at December 31, 1996:

         Food and beverage                                            $248,649
         Retail merchandise                                            393,940
                                                                      --------
                                                                      $642,589
                                                                      ========

Advanced Deposits and Revenue Recognition

Advanced deposits and revenues for facility, sleeping room rentals, and spa services are recognized as revenue when services are provided.

Income Taxes

No provision for income taxes has been included in the accompanying financial statements as the liability for income taxes is the responsibility of the Members on their individual tax returns.

2. FUND FOR REPLACEMENT OF FURNITURE, FIXTURES, AND EQUIPMENT:

A replacement reserve recorded on Crescent's records as of December 31, 1996, and not recorded on the Company's records, is maintained for the replacement of furniture, fixtures, and equipment at Sonoma and Lenox. Upon acquisition, these assets are owned by Crescent and utilized by Sonoma and Lenox pursuant to their respective lease agreements.

3. MANAGEMENT AGREEMENTS AND RELATED-PARTY TRANSACTIONS:

The Sonoma management fee is computed in accordance with the terms of the management agreement, dated November 18, 1996, between Crescent and the Sonoma Manager. The management agreement expires December 31, 1999. The management fee consists of a fee equal to 2% of gross receipts, as defined subject to receipt of an annual return on owner's investment, as defined, of not less than 10% per year. If the annual return on owner's investment is not met for any year, no management fee is payable for that year. Management fees of $45,377 were recorded for the period from inception (October 29, 1996) through December 31, 1996.

The Lenox management fee is computed in accordance with the terms of the management agreement between Canyon Ranch-Bellefontaine Associates L.P. and Lenox, dated December 11, 1996, and expiring December 31, 2026, with two successive renewal options of ten years each. The management fee consists of a basic fee of the lessor of $700,000 or the excess of profit, as defined, over the basic fee base, as defined, and an incentive fee of 50% of the excess of profit, as defined, over the incentive fee base as defined. No management fees were incurred under this agreement for the period from inception (October 29 ,1996) through December 31, 1996.

4.  RENTAL EXPENSE:

Pursuant to the terms of a lease agreement dated October 29, 1996, and expiring October 31, 2006, between Crescent and Wine Country, Wine Country is to remit monthly base rentals and percentage rentals for Sonoma, as defined. Sonoma's base rental expense for the period from inception (October 29, 1996) through December 31, 1996, was $286,607. No percentage rentals were recorded.

Pursuant to the terms of a lease agreement dated December 11, 1996, between Crescent and the Company as successor to Vintage Resorts, L.L.C., Wine Country is to remit monthly base and percentage rentals for Lenox, as defined. Base and percentage rentals of $129,032 and $10,812, respectively, were recorded for the period from inception (October 29, 1996) through December 31, 1996.

5.  SUBSEQUENT EVENT:

During 1997, Wine Country Hotel, L.L.C. was acquired by Rosestar Management, L.L.C. which was subsequently sold to Crescent Operating, Inc.

                           Intentionally Left Blank

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Rahn Sonoma, Ltd.:

We have audited the accompanying statements of operations, partners' capital and cash flows of Rahn Sonoma, Ltd. (a Florida limited partnership) for the period from January 1, 1996, to November 17, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Rahn Sonoma, Ltd. for the period from January 1, 1996, to November 17, 1996, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


San Francisco, California,
 November 11, 1997

                               RAHN SONOMA, LTD.

                            STATEMENT OF OPERATIONS
           FOR THE PERIOD FROM JANUARY 1, 1996, TO NOVEMBER 17, 1996



REVENUES:
 Guest and ancillary services                           $19,057,716

 Other                                                    2,152,006
                                                        -----------
         Total revenues                                  21,209,722
                                                        -----------

OPERATING COSTS AND EXPENSES:

 Salaries, wages, benefits and commissions                8,783,393

 General and administrative                                 270,622

 Depreciation and amortization                              910,566

 Sales and marketing                                        509,332

 Repairs and maintenance                                    343,540

 Food and beverage                                        1,573,290

 Utilities                                                  359,435

 Other operating expenses                                 3,122,966

 Management fee (see Note 2)                              4,614,316
                                                        -----------
         Total operating costs and expenses              20,487,460
                                                        -----------
NET INCOME FROM OPERATIONS                                  722,262

OTHER EXPENSES:  Interest expense (see Note 3)            2,273,220
                                                        -----------
NET LOSS BEFORE GAIN ON SALE OF REAL PROPERTY            (1,550,958)

GAIN ON SALE OF REAL PROPERTY (see Note 1)               32,731,176
                                                        -----------
NET INCOME                                              $31,180,218
                                                        -----------





        The accompanying notes are an integral part of these statements.

                               RAHN SONOMA, LTD.

                         STATEMENT OF PARTNERS' CAPITAL
           FOR THE PERIOD FROM JANUARY 1, 1996, TO NOVEMBER 17, 1996



PARTNERS' DEFICIT, DECEMBER 31, 1995                   $(12,027,867)

 Net income                                              31,180,218
                                                       ------------
PARTNERS' CAPITAL, NOVEMBER 17, 1996                   $ 19,152,351
                                                       ============



        The accompanying notes are an integral part of these statements.

                               RAHN SONOMA, LTD.

                            STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 1, 1996, TO NOVEMBER 17, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                              $ 31,180,218
 Gain on sale of property                                 (32,731,176)
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                              910,566
   Gain on retirement of equipment                             (8,175)
 Changes in operating assets and liabilities:
   Accounts receivable, net                                  (907,075)
   Inventories                                                149,537
   Prepaid expenses and supplies                             (290,028)
   Other receivables and assets                                24,794
   Accounts payable                                            51,301
   Accrued liabilities                                        360,656
   Advance deposits/gift certificates                         273,002
   Accrued interest payable                                   (73,371)
   Management fees payable                                  3,675,307
                                                          -----------

         Net cash provided by operating activities          2,615,556
                                                          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

 Investment in property and equipment                      (1,582,373)
 Proceeds from retirement of equipment                          8,175
                                                          -----------
         Net cash used by investing activities             (1,574,198)
                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments of long-term debt                           (934,065)
                                                          -----------
NET INCREASE IN CASH                                          107,293

CASH AT BEGINNING OF PERIOD                                   665,573
                                                          -----------
CASH AT END OF PERIOD                                     $   772,866
                                                          -----------
SUPPLEMENTAL NON CASH DISCLOSURES:
  Investment in Crescent Partnership Units                $25,000,000
                                                          ===========
  Assumption of Note payable by Crescent                  $30,900,000
                                                          ===========



        The accompanying notes are an integral part of these statements.

                               RAHN SONOMA, LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 17, 1996



1.  ORGANIZATION AND BUSINESS:

ORGANIZATION

Rahn Sonoma, Ltd. (the Partnership) is a Florida limited partnership formed on April 22, 1985, between Rahn Hotels, Ltd., a Florida limited partnership, as general partner having a 51 percent interest, and a trust as a limited partner having a 49 percent interest. Three beneficiaries of the trust are also limited partners of Rahn Hotels, Ltd. The purpose of the Partnership was to own and operate the real and personal property known as the Sonoma Mission Inn and Spa (SMI) located in Boyes Hot Springs, Sonoma County, California, which was acquired by the Partnership on May 6, 1985. SMI is a 168-room hotel and spa that includes two restaurants, three bars and banquet facilities. Rahn Properties, Inc. is a related party that performs certain managerial and bookkeeping functions for the Partnership without charge. The shareholders of Rahn Properties, Inc. are two of the limited partners of Rahn Hotels, Ltd.

Ordinary net income and losses, as well as capital losses, are allocated to the partners in accordance with their respective percentage interests. Capital gains are allocated on a different basis as defined in the partnership agreement.

Effective November 18, 1996, the Partnership sold SMI to Crescent Real Estate Limited Partnership (Crescent). Crescent purchased approximately $24.0 million of SMI assets and assumed approximately $30.9 million of SMI liabilities. In exchange for these assets and liabilities, the Partnership received $25.2 million of Crescent operating partnership units and $652,000 of cash. This transaction resulted in a $32.7 million gain on sale for the Partnership for financial reporting purposes. For income tax purposes, this transaction was recorded by SMI as a tax free exchange. In addition, as a result of the transaction, the Partnership reinstated $4.6 million of management fees payable (see Note 2).

Also on November 18, 1996, Crescent leased SMI, including rights and obligations under the management agreement, to Wine Country Hotels, LLC. The lease expires on October 31, 2006.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEPRECIATION AND AMORTIZATION

Property and equipment were recorded at cost and were depreciated over the following estimated useful lives using the straight-line method:

              Property and Equipment Category             Life
              -------------------------------             ----

              Building and improvements                     20 to 40
                                                               years

              Furniture, fixtures and equipment         5 to 8 years

The excess of the consideration paid by the Partnership over the fair values at the date of acquisition of the assets acquired of SMI was $1.6 million. This amount was being amortized by charges to income on a straight-line basis over 40 years.

Loan fees paid by the Partnership to acquire financing for the acquisition of the assets of SMI were being amortized over the term of the loan.

MANAGEMENT FEES PAYABLE

Management fees payable represent amounts due to the previous owners of the Partnership relating to hotel management services provided from 1990 through 1996. These fees payable had been previously forgiven but were retroactively reinstated in November 1996 as a result of the transaction with Crescent. The Partnership paid these fees to the previous owners of the Partnership in December 1996 in Crescent partnership units.

INCOME TAXES

Federal and state income tax regulations provide that a partnership pay no income tax. Rather, each partner's allocable share of the partnership's profit or loss is reported in the separate income tax return of the individual partner. Accordingly, income taxes are not provided for in the accompanying financial statements.

3.  INTEREST EXPENSE:

MORTGAGE LOAN

As of November 17, 1996, the mortgage loan was assumed by Crescent. The loan had a 30-year amortization period and a balloon payment at maturity. The interest rate adjusted monthly and varied at 2.75 percent over the Federal Home Loan Bank cost of funds index for the Eleventh District. The interest rate was
7.91 percent (the minimum allowable rate) during the period from January 1, 1996, to November 17, 1996.

LOAN PAYABLE TO AFFILIATES

At November 17, 1996, the loan payable to affiliates is recorded on the Partnership's balance sheet. This loan was not assumed by Crescent. The loan is unsecured and is due on demand. This loan is payable to two of the limited partners of Rahn Hotels, Ltd. The interest rate resets monthly and is set at
2.0 percent over the prime rate. The interest rate was 10.5 percent during the period from January 1, 1996, to November 17, 1996.

PROMISSORY NOTES PAYABLE TO BANK

During 1992, the Partnership signed a $125,807 promissory note payable to a bank for the purchase of telephone equipment. The interest rate on the note was 10.0 percent during the period from January 1, 1996, to November 17, 1996.

During 1995, the Partnership signed a $350,000 promissory note payable to a bank for the development of a laundry facility. Interest on the note was charged at 10.5 percent during the period from January 1, 1996, to November 17, 1996.

Also during 1995, the Partnership signed a $414,400 promissory note payable to a bank for the purchase of a parcel of land adjacent to the hotel. Interest was due monthly at an annual rate of prime plus 1.5 percent. Each of the aforementioned notes payable was assumed by Crescent at November 17, 1996.

OTHER LONG-TERM LIABILITIES

A liability payable to the County of Sonoma for a geothermal well drilled by the County on SMI property had interest payable at 4.25 percent during the period from January 1, 1996, to November 17, 1996.

4.  COMMITMENTS AND CONTINGENCY:

The Partnership is involved in litigation arising in the normal course of business. Management's opinion is that the ultimate outcome of this litigation will not have a material adverse effect on the Partnership's operations or financial position.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Rahn Sonoma, Ltd.:

We have audited the accompanying balance sheets of Rahn Sonoma, Ltd. (a Florida limited partnership) as of December 31, 1995, and December 25, 1994, and the related statements of operations, partners' deficit and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rahn Sonoma, Ltd. as of December 31, 1995, and December 25, 1994, and the results of its operations and its cash flows for the fiscal years then ended, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

San Francisco, California,
  April 18, 1996

                                RAHN SONOMA, LTD.

            BALANCE SHEETS--DECEMBER 31, 1995, AND DECEMBER 25, 1994



                                                                                      1995            1994
                                                                                  ------------    ------------
                                   ASSETS
CURRENT ASSETS:
  Cash                                                                            $    665,573    $    787,164
  Accounts receivable, less allowance for doubtful accounts of $20,000
                                                                                       715,232         702,065
  Inventories                                                                          787,156         804,317
  Prepaid expenses and other assets                                                    150,184         194,089
                                                                                  ------------    ------------
          Total current assets                                                       2,318,145       2,487,635

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $8,537,542 in
   1995 and $7,845,758 in 1994
                                                                                    20,497,199      19,569,857

DEFERRED COSTS, net of accumulated amortization of $363,858 in 1995 and
   $329,749 in 1994                                                                    196,143         236,751

EXCESS OF PURCHASE PRICE OVER ASSETS ACQUIRED, less accumulated amortization of
   $438,498 in 1995 and $397,890 in 1994
                                                                                     1,185,555       1,226,162

OTHER ASSETS                                                                            24,794         104,426
                                                                                  ------------    ------------
          Total assets                                                            $ 24,221,836    $ 23,624,831
                                                                                  ============    ============
                      LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                $    404,445    $    512,015
  Accrued liabilities                                                                  899,579       1,117,645
  Advance deposits/gift certificates                                                 1,412,186       1,419,895
  Current maturities of long-term debt                                               2,758,147         517,945
  Accrued interest payable                                                             178,610         181,856
  Management fees payable                                                              939,009              --
                                                                                  ------------    ------------
          Total current liabilities                                                  6,591,976       3,749,356

MANAGEMENT FEES PAYABLE                                                                     --       1,183,649

LONG-TERM DEBT                                                                      29,657,727      32,581,376
                                                                                  ------------    ------------
          Total liabilities                                                         36,249,703      37,514,381

PARTNERS' DEFICIT                                                                  (12,027,867)    (13,889,550)
                                                                                  ------------    ------------
          Total liabilities and partners' deficit                                 $ 24,221,836    $ 23,624,831
                                                                                  ============    ============

        The accompanying notes are an integral part of these statements.

                                RAHN SONOMA, LTD.

                            STATEMENTS OF OPERATIONS

       FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 25, 1994

                                                                      1995          1994
                                                                  -----------   -----------
REVENUES:
  Rooms                                                           $ 9,152,434   $ 8,748,892
  Food and beverage                                                 5,389,692     5,159,908
  Spa                                                               4,570,121     4,292,949
  Retail                                                            1,778,612     1,772,187
  Other                                                               770,522       644,264
                                                                  -----------   -----------
          Total revenues                                           21,661,381    20,618,200
                                                                  -----------   -----------
OPERATING EXPENSES:
  Rooms                                                             2,354,559     2,420,137
  Food and beverage                                                 4,789,873     4,488,794
  Spa                                                               2,948,271     2,958,670
  Retail                                                            1,324,778     1,473,028
  Other                                                               163,555       183,510
                                                                  -----------   -----------
                                                                   11,581,036    11,524,139
                                                                  -----------   -----------
          Gross operating income                                   10,080,345     9,094,061
                                                                  -----------   -----------
GENERAL AND UNALLOCATED EXPENSES:
  Administrative and general                                        1,888,092     1,847,962
  Sales and marketing                                                 993,157     1,138,524
  Maintenance and grounds                                             759,980       733,443
  Utilities                                                           439,777       414,812
                                                                  -----------   -----------
                                                                    4,081,006     4,134,741
                                                                  -----------   -----------
          Net operating income                                      5,999,339     4,959,320
                                                                  -----------   -----------
OTHER EXPENSES:
  Property insurance                                                   14,423        17,283
  Property taxes                                                      281,138       264,309
  Equipment and building leases                                        57,903        65,397
  Loss due to retirement of equipment                                      --         7,415
  Other                                                               184,087       100,036
                                                                  -----------   -----------
                                                                      537,551       454,440
                                                                  -----------   -----------
          Income before interest, depreciation and amortization
                                                                    5,461,788     4,504,880

INTEREST, net                                                       2,651,000     2,627,379

DEPRECIATION AND AMORTIZATION                                         949,105       936,139
                                                                  -----------   -----------
          Net income                                              $ 1,861,683   $   941,362
                                                                  ===========   ===========

        The accompanying notes are an integral part of these statements.

                                RAHN SONOMA, LTD.

                         STATEMENTS OF PARTNERS' DEFICIT

       FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 25, 1994



                                             General         Limited
                                             Partner         Partners          Total
                                           ------------    ------------    ------------
PARTNERS' DEFICIT, DECEMBER 26, 1993       $ (6,326,249)   $ (8,504,663)   $(14,830,912)
  Net income                                    480,095         461,267         941,362
                                           ------------    ------------    ------------
PARTNERS' DEFICIT, DECEMBER 25, 1994         (5,846,154)     (8,043,396)    (13,889,550)
  Net income                                    949,458         912,225       1,861,683
                                           ------------    ------------    ------------
PARTNERS' DEFICIT, DECEMBER 31, 1995       $ (4,896,696)   $ (7,131,171)   $(12,027,867)
                                           ============    ============    ============


        The accompanying notes are an integral part of these statements.

                                RAHN SONOMA, LTD.

                            STATEMENTS OF CASH FLOWS

       FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 25, 1994



                                                                                     1995           1994
                                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                      $ 1,861,683    $   941,362
  Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation and amortization                                                   949,105        936,139
      Loss on retirement of equipment                                                   1,120          7,415
      Write-off of deferred costs                                                          --         10,920
      Interest expense included in long-term debt                                          --        407,988
  Changes in operating assets and liabilities-
    Accounts receivable, net                                                          (13,167)      (255,416)
    Inventories                                                                        17,161       (238,903)
    Prepaid expenses and supplies                                                      43,905        (10,921)
    Other receivables and assets                                                       79,632            686
    Accounts payable                                                                 (107,570)        49,937
    Accrued liabilities                                                              (218,066)       606,614
    Advance deposits/gift certificates                                                 (7,709)       (62,668)
    Accrued interest payable                                                           (3,246)        (2,926)
    Management fees payable                                                          (244,640)            --
                                                                                  -----------    -----------
           Net cash provided by operating activities                                2,358,208      2,390,227
                                                                                  -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in property and equipment                                             (1,807,998)      (644,276)
  Proceeds from retirement of equipment                                                11,646         16,287
                                                                                  -----------    -----------
          Net cash used by investing activities                                    (1,796,352)      (627,989)
                                                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                                            764,400             --
  Payments of long-term debt                                                       (1,447,847)    (1,609,641)
                                                                                  -----------    -----------
          Net cash used by financing activities                                      (683,447)    (1,609,641)
                                                                                  -----------    -----------
NET INCREASE (DECREASE) IN CASH                                                      (121,591)       152,597

CASH AT BEGINNING OF YEAR                                                             787,164        634,567
                                                                                  -----------    -----------
CASH AT END OF YEAR                                                               $   665,573    $   787,164
                                                                                  ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION-
   Cash paid during the year for interest                                         $ 2,654,246    $ 2,221,200
                                                                                  ===========    ===========



        The accompanying notes are an integral part of these statements.

                                RAHN SONOMA, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1995, AND DECEMBER 25, 1994



1. ORGANIZATION AND BUSINESS:

Rahn Sonoma, Ltd. (the Partnership) is a Florida limited partnership formed on April 22, 1985, between Rahn Hotels, Ltd., a Florida limited partnership, as general partner having a 51 percent interest, and a trust as a limited partner having a 49 percent interest. Three beneficiaries of the trust are also limited partners of Rahn Hotels, Ltd. The purpose of the Partnership is to own and operate the real and personal property known as the Sonoma Mission Inn and Spa
(SMI) located in Boyes Hot Springs, Sonoma County, California, which was acquired by the Partnership on May 6, 1985. SMI is a 170-room hotel and spa that includes two restaurants, three bars and banquet facilities. Rahn Properties, Inc. is a related party that performs certain managerial and bookkeeping functions for the Partnership without charge. The shareholders of Rahn Properties, Inc. are two of the limited partners of Rahn Hotels, Ltd.

Ordinary net income and losses, as well as capital losses, are allocated to the partners in accordance with their respective percentage interests. Capital gains are allocated on a different basis as defined in the partnership agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market and consist of the following at December 31, 1995, and December 25, 1994, respectively:

                                                  1995       1994
                                                --------   --------
Food and beverage                               $241,937   $242,400
Retail merchandise                               545,219    561,917
                                                --------   --------
                                                $787,156   $804,317
                                                ========   ========

Long-Lived Assets

In 1995, the Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Under certain circumstances, this statement requires entities to evaluate the carrying amounts of certain long-lived assets and long-lived assets to be disposed of. The adoption of this statement did not have a material impact on the Partnership's financial position or results of operations.

Depreciation and Amortization

Property and equipment are recorded at cost and are depreciated over the following estimated useful lives using the straight-line method:

 Property and Equipment Category                                    Life
--------------------------------                               ---------------
Building and improvements                                      20 to 40 years
Furniture, fixtures and equipment                              5 to 8 years

The excess of the consideration paid over the fair values at the date of acquisition of the assets acquired was $1,624,052. This amount is being amortized by charges to income on a straight-line basis over 40 years.

Loan fees paid to acquire financing for the acquisition of the assets are being amortized over the term of the loan.

Management Fees Payable and Due to Affiliates

Management fees payable represent amounts due to Rahn Management of Sonoma, Inc. (whose shareholders are two of the limited partners of Rahn Hotels, Ltd.) relating to hotel management services provided in 1987, 1988 and 1989 under a management agreement that was terminated in December 1993. The Partnership expects to pay these fees in fiscal year 1996; therefore, at December 31, 1995, these fees were reclassified as a current liability.

Income Taxes

Federal and state income tax regulations provide that a partnership pay no income tax. Rather, each partner's allocable share of the partnership's profit or loss is reported in the separate income tax return of the individual partner. Accordingly, income taxes are not provided for in the accompanying financial statements.

Reclassifications

Certain amounts in the 1994 financial statements have been reclassified to conform to the current year presentation.

3. PROPERTY AND EQUIPMENT:

Property and equipment consist of:

                                                   December 31,    December 25,
                                                       1995            1994
                                                   ------------    ------------
Land                                               $  3,439,201    $  2,800,000
Building and improvements                            19,969,754      19,647,729
Furniture, fixtures and equipment                     5,625,786       4,967,886
                                                   ------------    ------------
                                                     29,034,741      27,415,615
Less- Accumulated depreciation                       (8,537,542)     (7,845,758)
                                                   ------------    ------------
                                                   $ 20,497,199    $ 19,569,857
                                                   ============    ============

4. LONG-TERM DEBT:

Long-term debt consists of the following:

                                                    December 31,  December 25,
                                                       1995          1994
                                                    -----------   -----------
Mortgage loan payable to bank                       $27,096,326   $27,588,732
Loan payable to affiliates                            4,460,669     5,378,023
Promissory notes to bank-
   Telephone equipment                                   55,756        80,843
   Laundry facility                                     350,000            --
   Land for expansion                                   414,400            --
Other long-term liabilities                              38,723        51,723
                                                    -----------   -----------
                                                     32,415,874    33,099,321
Less- Current maturities                              2,758,147       517,945
                                                    -----------   -----------
          Total long-term debt                      $29,657,727   $32,581,376
                                                    ===========   ===========

Mortgage Loan

The term of the mortgage loan is from November 1, 1986, to October 1, 2001, with a 30-year amortization period and a balloon payment at maturity. The interest rate adjusts monthly and varies at 2.75 percent over the Federal Home Loan Bank cost of funds index for the Eleventh District. The interest rate was 7.91 percent (the minimum allowable rate) at December 31, 1995, and December 25, 1994.

In February 1993, the terms of the mortgage loan were modified for two years to better match the hotel's operating cash flows with the payments to the lender. Pursuant to the modification, the Partnership paid monthly installments equal to the Minimum Monthly Installment as defined. The modification provided that the maximum differential between the required monthly installment which would otherwise be due under the terms of the note and the Modified Monthly Installment schedule would not exceed $500,000 at any one time. The modification did not change the total annual loan payment and was valid through December 1, 1994. Subsequent to December 1, 1994, monthly installments are payable in accordance with the original agreement.

The mortgage loan has been guaranteed by the limited partners of Rahn Hotels, Ltd.

Loan Payable to Affiliates

The loan payable to affiliates is unsecured and is due on demand. This loan is payable to two of the limited partners of Rahn Hotels, Ltd. Included in the 1994 balance is $917,354 of accrued interest (none at December 31, 1995). The Partnership did not incur interest on the accrued interest balance. The interest rate resets monthly and is set at 2.0 percent over the prime rate. The interest rate was 10.5 percent at December 31, 1995, and December 25, 1994.

Promissory Notes Payable to Bank

During 1992, the Partnership signed a $125,807 promissory note payable to a bank for the purchase of telephone equipment. The term of the promissory note is from November 20, 1992, to November 20, 1997. The promissory note is secured by the related telephone equipment, and the interest rate on the note is 10.0 percent.

During 1995, the Partnership signed a $350,000 promissory note payable to a bank for the development of a laundry facility. The note is secured by the related laundry equipment, and the term is from February 27, 1995, to May 27, 2000, with principal and interest payments due monthly. Interest on the note is charged at
10.5 percent.

Also during 1995, the Partnership signed a $414,400 promissory note payable to a bank for the purchase of a parcel of land adjacent to the hotel. The term of the note is from April 5, 1995, to April 5, 1998, and is secured by the related land. The principal is due at maturity, and interest is due monthly at an annual rate of prime plus 1.5 percent, which at December 31, 1995, was 10.0 percent.

Other Long-term Liabilities

Other long-term liabilities include a liability payable to the County of Sonoma for a geothermal well drilled by the County on SMI property. The liability is payable in semiannual installments through 1998, with interest payable at 4.25 percent.

Based upon the borrowing rates currently available to the Partnership, the carrying value of long-term debt approximates fair value.

5. COMMITMENTS AND CONTINGENCY:

Lease Commitments

The Partnership and an affiliate lease certain equipment and buildings under operating leases that expire at various dates through 1998. Future minimum payments under these leases are as follows:

                                                Equipment
                                                ---------
                    1996                        $ 72,030
                    1997                          61,255
                    1998                          50,400
                    1999                          48,000
                    2000                           6,000
                                                --------
                                                $165,655
                                                ========

Equipment lease expense in 1995 and 1994 was $15,465 and $17,757, respectively.

The minimum building lease payments are subject to increase based on various consumer price indices. Total rent paid on these building leases was $42,438 and $68,665 in 1995 and 1994, respectively.

Other

The Partnership is involved in litigation arising in the normal course of business. Management's opinion is that the ultimate outcome of this litigation will not have a material adverse effect on the Partnership's operations or financial position.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of
VINTAGE RESORTS, L.L.C.:

We have audited the accompanying statement of assets, liabilities and project deficit of Canyon Ranch in the Berkshires, a Vintage Resorts, L.L.C. property managed by Canyon Ranch Management, L.L.C. as of December 31, 1996, and the related statements of operations, changes in project equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of Canyon Ranch's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the project accounts maintained by Canyon Ranch Management, L.L.C. for Canyon Ranch in the Berkshires at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  ARTHUR ANDERSEN LLP



Dallas, Texas,
    November 13, 1997

                         CANYON RANCH IN THE BERKSHIRES
                         (Project Accounts Maintained by
                        Canyon Ranch Management, L.L.C.)


     STATEMENT OF ASSETS, LIABILITIES AND PROJECT DEFICIT--DECEMBER 31, 1996



                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $   992,090
  Restricted cash                                                    1,708,377
  Accounts receivable, less allowance of $5,000
    for doubtful accounts                                              418,857
  Supplies                                                             567,677
  Prepaid expenses                                                     412,835
  Current portion of notes receivable                                  295,992
                                                                   -----------

              Total current assets                                   4,395,828

OTHER ASSETS:
  Notes receivable, less current portion                               219,145
  Deposits and other assets                                             12,275
                                                                   -----------

              Total other assets                                       231,420
                                                                   -----------

              Total assets                                         $ 4,627,248
                                                                   ===========

                         LIABILITIES AND PROJECT DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                 $ 1,086,823
  Accrued expenses                                                   1,110,154
  Advances from affiliates                                             987,309
  Customer deposits and gift certificates                            1,695,562
  Obligations under barter agreements, net                              10,107
                                                                   -----------

              Total current liabilities                              4,889,955

DEFERRED MEMBER REVENUE                                                 80,100
                                                                   -----------

              Total liabilities                                      4,970,055

PROJECT DEFICIT                                                       (342,807)
                                                                   -----------

              Total liabilities and project deficit                $ 4,627,248
                                                                   ===========



    The accompanying notes are an integral part of this financial statement.

                         CANYON RANCH IN THE BERKSHIRES
                         (Project Accounts Maintained by
                        Canyon Ranch Management, L.L.C.)


                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



DEPARTMENTAL REVENUES:
  Rooms                                                           $ 14,944,257
  Spa services                                                       6,660,194
  Food                                                                  57,633
  Other revenues                                                     3,752,842
                                                                  ------------

               Total departmental revenues                          25,414,926

OPERATING COSTS AND EXPENSES:
  Departmental expenses-
     Rooms                                                           2,591,951
     Spa services                                                    7,306,756
     Food                                                            3,596,197
     Other departmental expenses                                       200,457

  Unallocated operating expenses-
     General and administrative                                      2,217,538
     Sales and marketing                                             1,817,220
     Depreciation and amortization                                   1,524,860
     Building and grounds                                            1,369,272
     Management fees                                                   729,893
     Utilities                                                         714,003
     Insurance                                                         291,289
     Property taxes                                                    268,141
     Leased equipment                                                  117,052
     Other unallocated operating expenses                               50,000
                                                                  ------------

               Total operating costs and expenses                   22,794,629
                                                                  ------------

INCOME BEFORE LOSS ON SALE OF PROPERTY AND OTHER EXPENSES            2,620,297

LOSS ON SALE OF REAL PROPERTY (SEE NOTE 3)                          (2,972,973)

OTHER EXPENSES:
  Interest                                                             818,801
                                                                  ------------

NET LOSS                                                          $ (1,171,477)
                                                                  ============



    The accompanying notes are an integral part of this financial statement.

                         CANYON RANCH IN THE BERKSHIRES
                         (Project Accounts Maintained by
                        Canyon Ranch Management, L.L.C.)


                      STATEMENT OF PROJECT EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1996




PROJECT EQUITY, December 31, 1995                                    $ 18,786,398

  Return on operating deficit funding                                    (230,959)

  Contributed capital                                                      89,710

  Distributions for nonrevenue enhancing repairs and maintenance          (36,579)

  Allocation of assets, net of liabilities assumed (see Note 1)       (17,779,900)

  Net loss                                                             (1,171,477)
                                                                     ------------

PROJECT DEFICIT, December 31, 1996                                   $   (342,807)
                                                                     ============


    The accompanying notes are an integral part of this financial statement.

                         CANYON RANCH IN THE BERKSHIRES
                         (Project Accounts Maintained by
                        Canyon Ranch Management, L.L.C.)


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $ (1,171,477)
  Adjustments to reconcile net loss to net cash
    provided by operating activities-
      Loss on sale of real property                                   2,972,973
      Depreciation and amortization                                   1,524,860
      Changes in operating assets and liabilities-
        Restricted cash                                                 180,914
        Accounts receivable                                            (163,761)
        Supplies                                                       (174,070)
        Accounts payable and accrued expenses                           306,621
        Customer deposits and gift certificates                         242,990
        Advances from affiliates                                       (706,124)
        Other                                                          (435,431)
                                                                   ------------

             Net cash provided by operating activities                2,577,495

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                (1,144,720)
  Collection of notes receivable                                        104,384
                                                                   ------------

             Net cash used in investing activities                   (1,040,336)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on long-term debt                                             (87,597)
  Return on operating deficit funding                                  (230,959)
  Contribution of capital                                                89,710
  Net cash retained by partnership                                     (504,206)
                                                                   ------------

             Net cash used in financing activities                     (733,052)
                                                                   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                               804,107

CASH AND CASH EQUIVALENTS, at beginning of year                         187,983
                                                                   ------------

CASH AND CASH EQUIVALENTS, at end of year                          $    992,090
                                                                   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Assumption of note payable                                       $  8,779,430
                                                                   ============
  Noncash allocation of assets, net of liabilities assumed         $ 17,312,273
                                                                   ============

    The accompanying notes are an integral part of this financial statement.

                         CANYON RANCH IN THE BERKSHIRES
                         (Project Accounts Maintained by
                        Canyon Ranch Management, L.L.C.)


                          NOTES TO FINANCIAL STATEMENT

                                DECEMBER 31, 1996



1.   ORGANIZATION AND BASIS OF PRESENTATION:

Canyon Ranch in the Berkshires ("Canyon Ranch" or the "Project") is a luxury health and fitness resort. Prior to December 11, 1996, Canyon Ranch was owned by Canyon Ranch - Bellefontaine Associates Limited Partnership (the "Partnership"). On December 11, 1996, the Partnership entered into an agreement with Canyon Ranch Management, L.L.C. (the "Manager"), owned by affiliates of the general partner of the Partnership, to manage the Project under an exclusive thirty-year contract with two ten-year renewal options. The Partnership then leased the real and personal property of Canyon Ranch, except for the tradenames and trademarks of Canyon Ranch (the "Rights"), to Vintage Resorts, L.L.C.(succeeded by Wine Country Hotel, L.L.C.) under a ten-year lease agreement. The management and lease agreements are collectively referred to hereafter as the "Agreements."

The Partnership then (a) sold the leased assets, the supplies inventories and certain other assets of the Project to Crescent Real Estate Equities Limited Partnership ("Crescent," see Note 3), (b) transferred all of its rights and title under the Agreements to Crescent, and (c) granted to Crescent a nonexclusive license to use the Rights solely as they relate to the operations of the Project.

The accompanying financial statements include the Project accounts maintained by the Manager as of December 31, 1996, and the net income of the Project for the year then ended. Project equity at December 31, 1995, represents equity of the Partnership at such date. Upon sale to Crescent, at December 11, 1996, certain assets acquired by Crescent and liabilities assumed by Crescent were transferred to the books of Crescent and Project equity was reduced for the net amount. Amounts reported in the accompanying statement of operations are consistent with net income of the Partnership, since results of operations for the period from December 11, 1996, through December 31, 1996, are not material to Wine Country Hotel, L.L.C.

The sale of the assets by the Partnership to Crescent required Crescent to purchase certain noncash operating assets and liabilities of the Project (guest receivables, trade accounts payable, etc.). Crescent contributed these accounts, along with Canyon Ranch's supplies inventories and certain operating funds, to the Project. Property and equipment and assumed indebtedness were not contributed and are therefore excluded from the statement of assets, liabilities and project equity at December 31, 1996.

2.  SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Revenues from room, food and spa services are recognized at the time the services are rendered. Cash received for room deposits and gift certificates are deferred until services are rendered. Memberships were recognized over three years at a rate of 50% in year one and 25% of the original balance each year over the following two years.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Canyon Ranch considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

Restricted Cash

Canyon Ranch is required to maintain various reserves and escrows under a long-term note arrangement which was previously an obligation of the Partnership and was assumed by Crescent through its acquisition of Canyon Ranch.

Concentration of Credit Risk

Financial instruments which potentially subject Canyon Ranch to concentrations of credit risk consist principally of cash. Canyon Ranch places its cash with high-credit-quality financial institutions and has not experienced losses in these transactions; however, at times, the bank deposits exceed the FDIC insurance limits.

Supplies

Supplies, consisting primarily of food, beverages, promotional materials and linens, are stated at cost.

Income Taxes

All items of income, expense and available tax credits were passed through to the partners or the Lessee, as appropriate. Accordingly, there is no provision for income taxes in the accompanying financial statements.

Deficit Funding

The Managing General Partner ("MGP") of the Partnership was obligated to make additional capital contributions to fund Operating Deficits during the 36 months subsequent to the opening of the facility (October 1989), not to exceed $3,000,000. The MGP contributed $3,000,000 of deficit funding in 1990. Such deficit funding, including interest at prime rate, is refundable to the MGP out of future operating cash flow, subject to restrictions as defined in the Partnership agreement.

3.  LOSS ON SALE OF REAL PROPERTY:

As discussed in Note 1, on December 11, 1996, the Partnership sold certain real and personal property of the Project to Crescent. Assets sold to Crescent had the following net book values recorded on the books of the Partnership at the date of sale:

Deferred financing costs, net                    $   589,398
Property and equipment, net                       31,753,479
Inventory                                            512,523
Other                                                117,573
                                                 -----------

                                                 $32,972,973
                                                 ===========

In exchange for these assets, Crescent paid $21,220,570 in cash and assumed the $8,779,430 indebtedness of the project (total purchase price of $30,000,000). For financial reporting purposes, the Project recognized a loss on the sale of $2,972,973.

4.   RELATED-PARTY TRANSACTIONS:

Advances from affiliates totaling approximately $1 million represent the net cash transfers and other transactions from the various affiliates of the Manager. The advances do not bear interest and have no stated repayment terms.

Certain costs (particularly advertising, postage, and other services provided) are allocated among certain of the affiliated entities, while others are direct costs paid on behalf of Canyon Ranch.

5.   MANAGEMENT FEE:

Management fees of $729,892, representing 3% of gross revenues, were charged to Canyon Ranch in 1996 under the management agreement dated May 5, 1988 with a previous manager.

Pursuant to a management agreement with the Manager, the management fee for 1997 and thereafter consists of a basic fee and incentive fee. The basic fee is computed as the lesser of $700,000 or the Excess of Profit, as defined, over the Basic Fee Base, as defined. The incentive fee is 50% of the Excess of Profit, as defined, over the Incentive Fee Base, as defined.

6.   LEASE AGREEMENT:

Effective December 11, 1996, the Partnership entered into a ten-year lease agreement with the Lessee for the real property of Canyon Ranch. The agreement requires the Lessee to make payments of base rent of $200,000 per month, as well as periodic payments of percentage rent based on Gross Receipts, as defined, subject to certain floors and ceilings. The lease expires December 31, 2006.

                         Report of Independent Auditors


Partners
Canyon Ranch-Bellefontaine Associates
   Limited Partnership


We have audited the accompanying balance sheets of Canyon Ranch-Bellefontaine Associates Limited Partnership (the Partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canyon Ranch-Bellefontaine Associates Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                     ERNST & YOUNG LLP

Boston, Massachusetts
March 8, 1996

            Canyon Ranch-Bellefontaine Associates Limited Partnership
                      d/b/a Canyon Ranch in the Berkshires

                                 Balance Sheets



                                                                                DECEMBER 31
                                                                            1995          1994
                                                                        -----------   -----------
ASSETS
Current assets:
   Cash and cash equivalents                                            $   187,983   $   996,397
   Restricted cash                                                        1,354,927            --
   Accounts receivable, less allowance of $5,000 for doubtful
     accounts in 1995 and 1994                                              255,096       195,918
   Supplies                                                                 393,607       376,560
   Prepaid expenses, deposits and other assets                              280,818       350,594
   Current portion of notes receivable, less allowance of $80,000 in
     1995 and 1994                                                          354,820       441,568
                                                                        -----------   -----------
Total current assets                                                      2,827,251     2,361,037

Other assets:
   Restricted cash                                                          534,364       336,249
   Deferred financing costs, less accumulated amortization of $15,820       390,966            --
   Notes receivable, less current portion                                   264,701       152,769
   Construction in progress                                                 353,718       304,732
   Deposits and other assets                                                 26,439       596,985
                                                                        -----------   -----------
Total other assets                                                        1,570,188     1,390,735

Property and equipment:
   Land                                                                   3,676,579     3,676,579
   Land improvements                                                        492,304       438,524
   Buildings                                                             31,429,810    31,380,367
   Furniture, fixtures and equipment                                      4,847,506     4,413,125
                                                                        -----------   -----------
                                                                         40,446,199    39,908,595
   Less accumulated depreciation                                          8,654,578     7,246,713
                                                                        -----------   -----------
Net property and equipment                                               31,791,621    32,661,882
                                                                        -----------   -----------

                                                                        $36,189,060   $36,413,654
                                                                        ===========   ===========

           Canyon Ranch-Bellefontaine Associates Limited Partnership d\b\a Canyon Ranch in the Berkshires

                                Balance Sheets



                                                                                DECEMBER 31
                                                                            1995           1994
                                                                        ------------   ------------
LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                     $    684,822   $    863,941
   Accrued expenses                                                        1,161,986      1,349,550
   Advances from affiliates                                                2,534,133      2,348,221
   Customer deposits and gift certificates                                 1,452,572      1,282,058
   Obligations under barter agreements, net                                   65,095         93,823
   Current portion of unearned charter member revenues                       786,033        826,712
   Current portion of capital lease obligation                                    --         38,670
   Current portion of long-term debt                                          87,597             --
   Long-term debt in default                                                      --     28,574,121
                                                                        ------------   ------------
Total current liabilities                                                  6,772,238     35,377,096

Noncurrent liabilities:
   Long-term debt                                                          8,771,791             --
   Accrued interest on the Managing General Partner's
      deficit funding                                                      1,328,136      1,059,636
   Unearned charter member revenues, less current portion                    530,497        541,814
                                                                        ------------   ------------
Total noncurrent liabilities                                              10,630,424      1,601,450


Partners' equity (deficit):
   General partners                                                       10,758,949        (95,864)
   Limited partners                                                        8,027,449       (469,028)
                                                                        ------------   ------------
Total partners' equity (deficit)                                          18,786,398       (564,892)
                                                                        ------------   ------------
                                                                        $ 36,189,060   $ 36,413,654
                                                                        ============   ============


See accompanying notes.

Certain amounts reclassified in 1994 to permit comparison.

            Canyon Ranch-Bellefontaine Associates Limited Partnership
                      d/b/a Canyon Ranch in the Berkshires

                            Statements of Operations

                                                                 YEAR ENDED DECEMBER 31
                                                                  1995           1994
                                                              ------------   ------------
Revenues:
   Room and food revenues                                     $ 13,721,757   $ 12,800,982
   Spa services                                                  5,805,640      5,434,954
   Life enhancement programs revenues                                              93,160
   Other revenues                                                3,385,280      3,257,758
                                                              ------------   ------------
Total revenues                                                  22,912,677     21,586,854

Departmental expenses:
   Rooms                                                         2,410,628      2,861,199
   Food                                                          3,366,916      3,241,709
   Spa services                                                  6,468,125      6,371,347
   Life enhancement programs expenses                               19,315         82,778
   Other expenses                                                  193,812        203,079
                                                              ------------   ------------
Total departmental expenses                                     12,458,796     12,760,112

Undistributed expenses:
   General and administrative                                    2,010,235      2,179,373
   Sales and marketing                                           1,950,150      1,949,296
   Building and grounds                                          1,452,502      1,097,518
   Utilities                                                       667,956        659,213
                                                              ------------   ------------
Total undistributed expenses                                     6,080,843      5,885,400
                                                              ------------   ------------

Gross operating income                                           4,373,038      2,941,342

Management fees                                                    687,380        647,606
                                                              ------------   ------------
Adjusted gross operating income                                  3,685,658      2,293,736

Fixed expenses:
   Insurance                                                       268,439        251,897
   Property taxes                                                  285,740        304,477
   Leased equipment                                                105,773         97,245
   Other                                                            50,000         50,000
                                                              ------------   ------------
Total fixed expenses                                               709,952        703,619
                                                              ------------   ------------

Profit before interest, depreciation, amortization and
   extraordinary item                                            2,975,706      1,590,117

Interest (including penalties in 1994)                             931,935      2,611,807
Depreciation                                                     1,407,865      1,451,069
Amortization                                                        15,820        305,253
                                                              ------------   ------------

Income (loss) before extraordinary item                            620,086     (2,778,012)

Extraordinary item - Gain on forgiveness of long-term debt      18,999,704             --
                                                              ------------   ------------
Net income (loss)                                             $ 19,619,790   $ (2,778,012)
                                                              ============   ============

See accompanying notes.

            Canyon Ranch-Bellefontaine Associates Limited Partnership
                      d/b/a Canyon Ranch in the Berkshires

                    Statements of Partners' Equity (Deficit)



                                             GENERAL        LIMITED
                                             PARTNERS       PARTNERS          TOTAL
                                            ------------------------------------------
Partners' equity at December 31, 1993       $   592,931    $ 1,837,547     $ 2,430,478

   Return on Operating Deficit Funding         (217,358)                      (217,358)

   Allocation of net loss                      (471,437)    (2,306,575)     (2,778,012)
                                            -----------    -----------     -----------

Partners' deficit at December 31, 1994          (95,864)      (469,028)       (564,892)

    Return on Operating Deficit Funding        (268,500)                      (268,500)

    Allocation of net income                 11,123,313      8,496,477      19,619,790
                                            -----------    -----------     -----------

Partner's equity at December 31, 1995       $10,758,949    $ 8,027,449     $18,786,398
                                            ===========    ===========     ===========

See accompanying notes.

Certain amounts reclassified in 1994 to permit comparison.

            Canyon Ranch-Bellefontaine Associates Limited Partnership
                      d/b/a Canyon Ranch in the Berkshires

                            Statements of Cash Flows

                                                                          YEAR ENDED DECEMBER 31
                                                                           1995            1994
                                                                       ------------    ------------
OPERATING ACTIVITIES
Net income (loss)                                                      $ 19,619,790    $ (2,778,012)
Adjustments to reconcile net income (loss) to net cash provided
   (used) by operating activities:
     Depreciation and amortization                                        1,423,685       1,756,322
     Provision for losses on accounts and notes receivable                                   50,000
     Gain on forgiveness of long-term debt                              (18,999,704)
     Changes in operating assets and liabilities:
       Accounts and notes receivable                                        (84,362)        172,695
       Supplies                                                             (17,047)          7,884
       Prepaid expenses, deposits and other assets                           20,790        (161,789)
       Deferred financing costs                                            (406,786)
       Accounts payable                                                    (179,119)        268,758
       Accrued expenses                                                    (187,564)        479,477
       Accrued interest and penalties on long-term debt in default               --       2,185,383
       Other liabilities                                                     89,790         133,925
       Restricted cash                                                   (1,553,042)       (336,249)
                                                                       ------------    ------------
Net cash provided by (used in) operating activities                        (273,569)      1,778,394

FINANCING ACTIVITIES
Net increase (decrease) in advances from affiliates                         185,912        (136,345)
Proceeds from long-term debt                                              8,900,000              --
Payment of long-term debt in default                                     (8,800,000)             --
Payment of long-term debt                                                   (40,612)             --
Repayments on capital lease obligations                                     (38,670)       (123,982)
Payment of FDIC fees and other costs in settlement of long-term debt
   in default                                                              (774,417)             --
(Increase) decrease in deposits and other assets                            570,546        (552,646)
                                                                       ------------    ------------
Net cash provided by (used in) financing activities                           2,759        (812,973)

INVESTING ACTIVITY
Additions to property and equipment                                        (537,604)       (332,773)
                                                                       ------------    ------------
Net cash used in investing activity                                        (537,604)       (332,773)
                                                                       ------------    ------------

Increase (decrease) in cash and cash equivalents                           (808,414)        632,648
Cash and cash equivalents at beginning of year                              996,397         363,749
                                                                       ------------    ------------

Cash and cash equivalents at end of year                               $    187,983    $    996,397
                                                                       ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION
Noncash financing activities:
     Deferred interest on deficit funding                              $    268,500    $    217,358
                                                                       ============    ============

See accompanying notes.

Certain amounts reclassified in 1994 to permit comparison.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND BASIS OF PRESENTATION

Canyon Ranch-Bellefontaine Associates Limited Partnership (the Partnership), d/b/a Canyon Ranch in the Berkshires, operates a luxury health and fitness resort. Construction of the buildings commenced in December 1987, and the resort opened for operations in October 1989. The Partnership caters to affluent individuals who seek rejuvenation through relaxation, physical activity, educational classes and traditional spa services including massage, herbal wraps and skin care.

2.  SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenues from room, food and spa services are recognized at the time the services are rendered. Cash received for room deposits and gift certificates are deferred until services are rendered. Charter Memberships are recognized over three years at a rate of 50% in year one and 25% of the original balance each year over the following two years. (see Note 6).

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of cash. The Partnership places its cash with high-credit-quality financial institutions and has not experienced losses in these transactions; however, at times, the bank deposits exceed the FDIC insurance limits.

SUPPLIES

Supplies, consisting primarily of food, beverages, promotional materials and linens, are stated at cost.

DEFERRED FINANCING COSTS

Deferred financing costs consist primarily of costs incurred in 1995 relating to the refinancing of the Partnership's existing mortgage indebtedness. The Company amortizes these costs on a straight-line basis over 15 years, which represents the term of the loan assuming the loan is paid at an optional prepayment date.

CONSTRUCTION IN PROGRESS

Construction in progress at December 31, 1995 consists primarily of capitalized architectural fees and the cost of the promotional materials associated with the development of condominiums to be built on the premises. Construction has not yet begun as management has decided to postpone further development until market conditions are more favorable. The Partnership fully intends to develop this project or, alternatively, recover its costs through the sale of the land.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

                                                                     Years
                                                                     -----
         Land improvements                                             15
         Buildings                                                     40
         Furniture, fixtures and equipment                              7

NONMONETARY TRANSACTIONS

The Partnership provides free guest stays primarily in exchange for advertising. The Partnership records the advertising as an asset and the services to be provided as a liability at the fair value of either the advertising or the services, whichever is more readily determinable. Revenue is recognized as guest stays are provided; costs are recorded as the advertising is used. The Partnership recognized revenue of $39,105 and $151,753, as well as expense of $67,832 and $92,510 in 1995 and 1994, respectively, under these agreements.

INCOME TAXES

All items of income, expense and available tax credits are passed through to the Partners. Accordingly, there is no provision for income taxes in the accompanying financial statements.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS

In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flow estimated to be generated by those assets are less than assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

3.  ACCRUED EXPENSES

Accrued expenses consist of the following at December 31:

                                                             1995         1994
                                                          ----------   ----------
Sales and other taxes                                     $  323,484   $  783,159
Salaries, wages and payroll taxes                            301,168      355,568
Vacation                                                     203,153      175,000
Professional fees (including $221,448 in 1995
   relating to FDIC fees and other costs in
   settlement of long-term debt in default)                  221,448        4,730
Principal and interest on long-term  debt                     81,314          --
Other                                                         31,419       31,093
                                                          ----------   ----------

                                                          $1,161,986   $1,349,550
                                                          ==========   ==========


4.  LONG-TERM DEBT AND LONG-TERM DEBT IN DEFAULT

Long-Term Debt

On June 28, 1995, in conjunction the settlement of long-term debt in default, the Partnership entered into an $8,900,000 mortgage note with a financial institution. Under this new agreement, the note, including all outstanding principal with accrued and unpaid interest, matures on July 1, 2020, although the Partnership has the option to fully pay off all outstanding principal and interest on a prepayment date of July 1, 2010. The note bears interest at a rate of 10.07% per annum through July 1, 2010 and at a rate equal to the greater of 15.07% per annum or the treasury rate plus 5% per annum through July 1, 2020. Interest expense for the year ended December 31, 1995 totaled $452,250.

The agreement requires the Partnership to maintain restricted cash deposit accounts for the purpose of debt obligations, real estate taxes, insurance and capital expenditures. Restricted cash balances amounted to $1,889,291 at December 31, 1995, of which $1,354,927 is classified as current.

Included in restricted cash and accrued expenses at December 31, 1995 is $81,314 relating to December 1995's payment of principal and interest on long-term debt. The bank appropriately removed this amount from the Partnership's restricted cash account on January 9, 1996.

Future maturities under this new agreement are as follows:

           1996                                                 $   87,597
           1997                                                     96,837
           1998                                                    107,051
           1999                                                    118,343
           2000                                                    130,826
           Thereafter                                            8,318,734
                                                                ----------
                                                                 8,859,388
              Less current portion                                  87,597
                                                                ----------

                                                                $8,771,791
                                                                ==========

Substantially all assets of the Partnership are collateralized under this mortgage agreement.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

4.  LONG-TERM DEBT AND LONG-TERM DEBT IN DEFAULT (CONTINUED)

Long-Term Debt in Default

The Partnership satisfied its settlement obligation (including principal, interest and penalties) for $8,900,000 in June 1995. Pursuant to the debt restructuring, the Partnership recognized an extraordinary gain of $18,999,704 representing forgiveness of the long-term debt, including principal, interest and penalties, net of professional fees associated with the settlement.

Prior to this settlement, interest under the obligation was charged at the default rate, equal to the greater of: (a) the prime rate plus 5% or (b) 12%. In addition, penalties of 4% per annum accrued on the outstanding principal balance from the date of default. Beginning on August 1, 1994, interest was charged at a rate equal to 10% per annum of the then-estimated settlement obligation, or $9,504,000. Interest expense associated with long-term debt in default for the years ended December 31, 1995 and 1994 totaled $475,200 and $2,041,392, respectively. Cash payments of interest totaled $475,200 and $397,875 for 1995 and 1994.

5.  LEASES

Operating Leases

The Partnership leases certain equipment under operating leases with various terms and renewal options. Future minimum commitments under all leases with noncancelable terms of one year or more are as follows:

                                                     OPERATING LEASES
                                                     ------------------
1996                                                      $  92,335
1997                                                         54,061
                                                           --------

                                                           $146,396
                                                           ========

Rent expense was $113,689 and $104,442 for the years ended December 31, 1995 and 1994.

Capital Leases

Included in the Partnership's property and equipment are the following amounts related to capital leases:

                                                              DECEMBER 31
                                                           1995          1994
                                                        ---------     ---------
Leased equipment under capital leases                   $ 501,742     $ 501,742
Less accumulated amortization                            (501,742)     (473,404)
                                                        ---------     ---------

                                                        $       0     $  28,338
                                                        =========     =========

Amortization of assets recorded under capital leases is included in depreciation expense.

6.  UNEARNED CHARTER MEMBERSHIP REVENUES

The Partnership sells charter memberships which entitle members to twelve days of free stay during the first year and a 50% discount off the nightly rates for twelve days per year for the next nine years, subject to certain restrictions. The Partnership amortizes the revenue from charter memberships over three years at a rate of 50% in year one and 25% of the original balance each year over the following two years. At December 31, 1995 and 1994, unearned revenue was as follows:

                                                              DECEMBER 31
                                                            1995         1994
                                                         ----------   ----------
Unearned charter member revenues                         $1,316,530   $1,368,526
Less portion to be amortized over next twelve months        786,033      826,712
                                                         ----------   ----------

Noncurrent portion                                       $  530,497   $  541,814
                                                         ==========   ==========

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

6.  UNEARNED CHARTER MEMBERSHIP REVENUES (CONTINUED)

The Charter Membership agreement stipulates that memberships are cancelable, at the members' option, up to 30 days following the first Charter Membership stay. At December 31, 1995, four members, with membership fees totaling $65,000, were eligible to exercise this option.

7.  RELATED-PARTY TRANSACTIONS

Advances from affiliates represent the net cash transfers and other transactions from the following entities:

                                                           DECEMBER 31
                                                       1995            1994
                                                    -----------     -----------
Due from Canyon Ranch Associates                    $   (47,833)    $   (47,833)
Due to General Partners                                 690,306         654,355
Due to Bellefontaine Management Associates            1,033,420       1,038,391
Due to Canyon Ranch Enterprises                         550,425         496,993
Due to LCP Hotels                                       143,815         143,815
Due to Lepercq Capital Partners                         164,000          62,500
                                                    -----------     -----------

                                                    $ 2,534,133     $ 2,348,221
                                                    ===========     ===========

The advances at December 31, 1995 and 1994 do not bear interest and have no stated repayment terms.

Canyon Ranch Associates, Bellefontaine Management Associates and Canyon Ranch Enterprises are affiliates of the Managing General Partner. LCP Hotels and Lepercq Capital Partners are affiliates of the Co-General Partner.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

7.  RELATED-PARTY TRANSACTIONS (CONTINUED)

A summary of costs paid on behalf of or allocated to the Partnership by these affiliates for the years ended December 31, 1995 and 1994 is summarized as follows:

                                                             DECEMBER 31
                                                         1995            1994
                                                      ----------      ----------
Management fees                                       $  687,380      $  647,606
Payroll and services provided                            630,103         608,261
Interest on operating deficit funding                    268,500         217,358
Advertising                                              119,426         138,427
Postage                                                  157,778         133,620
Brokerage fees                                            89,000
Telephone                                                 53,521          85,501
Travel                                                    45,651          52,444
Reporting fees                                            50,000          50,000
Professional fees                                         33,951          36,559
Other                                                     69,685          32,969
                                                      ----------      ----------

                                                      $2,204,995      $2,002,745
                                                      ==========      ==========

Certain costs (particularly advertising, postage and other services provided) are allocated among certain of the affiliated entities, while others are direct costs paid on behalf of the Partnership.

Management fees of $687,380 and $647,606, representing 3% of gross revenues, were charged to the Partnership in 1995 and 1994, respectively. Under a management agreement dated May 5, 1988, an affiliate of the Managing General Partner was appointed manager of the resort. The initial term of the contract is for 15 years.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

8.  PARTNERSHIP AGREEMENT

The Amended and Restated Partnership Agreement dated May 1988, contains, among other things, the following provisions:

     ALLOCATION OF INCOME AND LOSSES

     Income is allocated to the Partners as follows:

     1. First, to the Limited Partners to the extent of their negative capital balances, and second, to the General Partners (to the extent of the remainder) to the extent of their negative capital balances.

     2. Second, to the Managing General Partner to the extent of Operating Deficit Contributions.

     3. Third, to the Partners to the extent of cash distributions, other than guaranteed payments and certain other returns of capital as described in the Partnership Agreement.

     4.    The remainder, 50% to the Limited Partners, 50% to the General
           Partners.

     Losses are allocated to the Partners as follows:

     1. First, to the General Partners to the extent of Operating Deficit Contributions.

     2. Second, an amount equal to the aggregate positive balance of the Partners Adjusted Capital Accounts.

     3.    The remainder to the General Partners.

          CANYON RANCH-BELLEFONTAINE ASSOCIATES LIMITED PARTNERSHIP d/b/a CANYON RANCH IN THE BERKSHIRES

                        NOTES TO FINANCIAL STATEMENTS

8.  PARTNERSHIP AGREEMENT (CONTINUED)

     DEFICIT FUNDING

     The Managing General Partner (MGP) was obligated to make additional capital contributions to fund Operating Deficits during the 36 months subsequent to the opening of the facility (October 1989), not to exceed $3,000,000. The MGP contributed $3,000,000 of deficit funding in 1990. Such deficit funding, including interest at the prime rate, is refundable to the MGP out of future operating cash flow, subject to restrictions as defined in the Partnership agreement. Interest related to this obligation, accrued but unpaid at December 31, 1995 and 1994, totaled $1,328,136 and $1,059,636, respectively.

     PREFERRED RETURN TO LIMITED PARTNERS

     In accordance with the Partnership Agreement, the Limited Partners were paid interest at a rate of 10% on their respective capital balances for the period from the date of their capital contribution to the close of the construction loan (September 21, 1987). In addition, the agreement provides that the Limited Partners are entitled to a preferred return on their average unrecovered capital at a rate of 10% per annum through December 31, 1992, 11% thereafter through December 31, 1997 and 12% after January 1, 1998. No preferred return payments had been made through December 31, 1995.

9.  401(k) PLAN

The Company maintains a 401(k) plan covering all employees who meet certain eligibility requirements. The plan is fully funded through employee contributions. During 1995 and 1994, the Company incurred administrative expenses of $13,734 and $13,066, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of
RoseStar Management, L.L.C.:

We have audited the accompanying statement of operating assets, liabilities and project equity of Canyon Ranch in Tucson (as defined in Note 1) ("Canyon Ranch"), a Canyon Ranch Leasing, L.L.C. operation, managed by Canyon Ranch Management, L.L.C. ("Canyon Ranch Management"), as of December 31, 1996, and the related statements of operations, changes in project equity, and cash flows for the period from July 26, 1996, through December 31, 1996. We have also audited the statements of operations, changes in equity, and cash flows of Canyon Ranch, Inc. ("CRI") (the previous owner of Canyon Ranch) for the period from January 1, 1996, through July 25, 1996. These financial statements are the responsibility of Canyon Ranch's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Canyon Ranch at December 31, 1996, and July 26, 1996, and the results of its operations and its cash flows for the period from July 26, 1996, through December 31, 1996, and the operations of CRI related to the accounts maintained at the property level for the period from January 1, 1996, through July 25, 1996, in conformity with generally accepted accounting principles.


                                        ARTHUR ANDERSEN LLP


Dallas, Texas,
    November 13, 1997

                             CANYON RANCH IN TUCSON
                             (As Defined In Note 1)


          STATEMENT OF OPERATING ASSETS, LIABILITIES AND PROJECT EQUITY

                             AS OF DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS:
  Cash                                                              $4,060,256
  Accounts receivable                                                1,118,481
  Receivable from Crescent                                             166,560
  Inventories                                                          926,367
  Prepaid expenses and other                                           286,980
  Advances to affiliates                                               366,885
                                                                    ----------

              Total current assets                                   6,925,529
                                                                    ----------

  Advances to affiliates for compensation                               68,092
                                                                    ----------

              Total assets                                          $6,993,621
                                                                    ==========


                         LIABILITIES AND PROJECT EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                             $2,992,271
  Deferred revenue                                                   2,721,750
                                                                    ----------

              Total current liabilities                              5,714,021

ADVANCES FROM AFFILIATES                                               390,655

COMMITMENTS

PROJECT EQUITY                                                         888,945
                                                                    ----------

              Total liabilities and project equity                  $6,993,621
                                                                    ==========




    The accompanying notes are an integral part of this financial statement.

                             CANYON RANCH IN TUCSON
                             (As Defined In Note 1)
                                       and
                               CANYON RANCH, INC.


                            STATEMENTS OF OPERATIONS

                                                 Canyon Ranch,         Canyon Ranch
                                                      Inc.              in Tucson
                                                ----------------    -----------------
                                                January 1, 1996,      July 26, 1996
                                                    through              through
                                                 July 25, 1996      December 31, 1996
                                                ----------------    -----------------
REVENUES:
  Guest and ancillary services                    $ 18,719,887          $ 12,388,731
  Other                                              1,464,850               882,548
                                                  ------------          ------------

                                                    20,184,737            13,271,279

OPERATING COSTS AND EXPENSES:
  Salaries, wages, benefits, and commissions         9,402,771             6,796,500
  General and administrative                           984,116               724,764
  Depreciation                                         782,742                  --
  Sales and marketing                                  599,892               589,551
  Repairs and maintenance                              308,096               156,456
  Food and beverage                                    857,323               606,373
  Utilities                                            308,671               243,115
  Other operating expenses                           1,757,199             1,353,510
  Lease expense (see Note 1)                              --               1,469,460
  Management fee (see Note 1)                             --                 261,987
                                                  ------------          ------------

                                                    15,000,810            12,201,716
                                                  ------------          ------------

INCOME BEFORE GAIN ON SALE OF PROPERTY
  AND OTHER EXPENSES                                 5,183,927             1,069,563
                                                  ------------          ------------

GAIN ON SALE OF REAL PROPERTY (see Note 2)          35,197,934                  --
                                                  ------------          ------------

OTHER EXPENSES:
  Interest expense (see Note 1)                      1,545,663                  --
  Other,  net (see Note 1)                            (198,970)                 --
                                                  ------------          ------------

                  Total other expenses               1,346,693                  --
                                                  ------------          ------------

                                                     3,837,234             1,069,563
                                                  ------------          ------------

NET INCOME                                        $ 39,035,168          $  1,069,563
                                                  ============          ============




   The accompanying notes are an integral part of these financial statements.

                             CANYON RANCH IN TUCSON
                             (As Defined In Note 1)
                                       and
                               CANYON RANCH, INC.


                     STATEMENT OF CHANGES IN PROJECT EQUITY

          FOR THE PERIOD FROM JANUARY 1, 1996, THROUGH JULY 25, 1996,
                  AND JULY 26, 1996, THROUGH DECEMBER 31, 1996


BALANCE, December 31, 1995                                           $    409,062

  Net income                                                           39,035,168
                                                                     ------------

BALANCE, July 25, 1996                                                 39,444,230

  Predecessor equity                                                  (39,444,230)

  Contribution of assets acquired, net of liabilities assumed             344,205

  Net income                                                            1,069,563

  Distributions for nonrevenue enhancing repairs and maintenance         (524,823)
                                                                     ------------

BALANCE, December 31, 1996                                           $    888,945
                                                                     ============



   The accompanying notes are an integral part of these financial statements.

                             CANYON RANCH IN TUCSON
                             (As Defined In Note 1)
                                       and
                               CANYON RANCH, INC.

                             STATEMENT OF CASH FLOWS

                                                                 Canyon Ranch,        Canyon Ranch
                                                                    Inc.                in Tucson
                                                               ----------------     -----------------
                                                               January 1, 1996,       July 26, 1996
                                                                   through               through
                                                                July 25, 1996       December 31, 1996
                                                               ----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for the period                                      $ 39,035,168          $  1,069,563
  Adjustments to reconcile net income to net cash
    provided by operating activities-
     Gain on sale of property (see Note 2)                        (35,197,934)                 --
     Depreciation                                                     782,742                  --
     Changes in operating assets and liabilities-
        Accounts receivable                                         1,025,142              (962,462)
        Inventories                                                    (3,280)             (315,172)
        Deferred financing and other charges                           33,915                  --
        Prepaid expenses and other                                    482,417              (174,873)
        Accounts payable and accrued expenses                        (800,773)            1,522,514
        Deferred revenue                                             (158,291)            1,136,656
        Other liabilities                                             434,154                  --
                                                                 ------------          ------------

                  Net cash provided by operating activities         5,633,260             2,276,226

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment (see Note 1)                   (418,992)                 --
  Proceeds from sale of property and equipment (see Note 1)         2,703,379                  --
  Advances from affiliates, net                                    (3,208,161)              (44,322)
  Increase in short-term investments                                 (679,854)                 --
  Payments received on notes receivable                                50,236                  --
  Receivables from Crescent                                              --               2,353,175
                                                                 ------------          ------------

                  Net cash provided by (used in) financing
                      activities                                   (1,553,392)            2,308,853

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable (see Note 1)                              (933,334)                 --
  Distributions for nonrevenue enhancing repairs
    and improvements                                                     --                (524,823)
                                                                 ------------          ------------

                  Net cash used in investing activities              (933,334)             (524,823)
                                                                 ------------          ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                           3,146,534             4,060,256

CASH, beginning of period                                           4,765,015                  --
                                                                 ------------          ------------

CASH, end of period                                              $  7,911,549          $  4,060,256
                                                                 ============          ============

SUPPLEMENTAL NONCASH TRANSACTIONS:
  Investment in Crescent Partnership units                       $ 27,056,217          $       --
                                                                 ============          ============
  Assumption of note payable by Crescent                         $ 27,733,333          $       --
                                                                 ============          ============
  Contribution of assets, net of liabilities assumed             $       --            $    344,205
                                                                 ============          ============
  Predecessor equity                                             $       --            $(39,444,230)
                                                                 ============          ============

   The accompanying notes are an integral part of these financial statements.

                             CANYON RANCH IN TUCSON
                             (As Defined In Note 1)
                                       and
                               CANYON RANCH, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996



1.  ACCOUNTING POLICIES:

Description of Business

Canyon Ranch in Tucson is a luxury health and fitness resort (the "Resort") in Tucson, Arizona.

Organization

Prior to July 26, 1996, Canyon Ranch, Inc. (CRI) held title to all assets of the Resort. On July 26, 1996, the following transactions were effected:

CRI contracted with Canyon Ranch Management, L.L.C. (CRM), a limited liability corporation owned by the stockholder and an officer of CRI, to manage the Resort, under a management agreement. The management agreement provides CRM with exclusive rights to manage the Resort for thirty years with two ten-year renewal options. The agreement is subject to termination by the parties under certain circumstances.

CRI leased the majority of the Resort's real property to Canyon Ranch Leasing, L.L.C. (CRL), a limited liability corporation owned by the owners of CRM, under a ten-year lease agreement (the management agreement and the lease agreement are collectively referred to hereafter as the "Agreements").

CRI sold the leased real property, the supplies inventories and certain other assets of the Resort to Crescent Real Estate Equities Company ("Crescent"), who also assumed CRI's indebtedness relating to the resort. CRI also granted to Crescent a personal, nonexclusive license to use the tradenames and trademarks of the Resort (the ownership of which CRI retained) solely in connection with the operation, promotion and development of the Resort, and conveyed to Crescent all of its rights and obligations under the Agreements.

The real property not leased under the Lease Agreement and all personal property of the Resort were purchased by CRL. Subsequent to December 31, 1996, ownership of CRL was transferred to RoseStar Management, L.L.C..

Basis of Presentation

The accompanying financial statements reflect the accounts and transactions of the Resort for the period from July 26, 1996, through December 31, 1996. For the period from January 1, 1996, through July 25, 1996, the accompanying statements include the accounts of and results of operations of CRI as CRI owned and operated the Resort for that period.

The sale of the leased assets by CRI to Crescent required Crescent to purchase certain noncash operating assets and liabilities of the Resort (guest receivables, trade accounts payable, etc.). Crescent contributed these accounts, along with the Resort's supplies inventories and certain operating funds, to the Resort. Property and equipment and assumed indebtedness were not contributed and are therefore excluded from the statement of assets, liabilities and project equity at December 31, 1996. The accompanying statement of assets, liabilities, and project equity at December 31, 1996, reflects the net contribution of $344,205 resulting from these transactions.

Under the terms of the Agreements, subsequent to July 26, 1996, CRL owes base and percentage rental payments, and management fees to Crescent and CRM, respectively. These liabilities are paid by CRM on behalf of CRL, and have been included in the accompanying statement of operations of the Resort for the period from July 26, 1996, through December 31, 1996, to appropriately reflect all expenses incurred by or on behalf of CRL. Base and percentage rentals allocated to the Resort for the period from July 26, 1996, through December 31, 1996, were $1,366,955 and $102,505, respectively. Management fees allocated to the Resort for the period from July 26, 1996, through December 31, 1996, were $261,987. Through December 31, 1996, the Resort has advanced $1.3 million to CRL to fund these liabilities. The remaining unfunded balance of $390,655 is reflected as advances from affiliates in the accompanying financial statements.

Inventories

Inventories, consisting primarily of food and supplies, are stated at the lower of cost (first-in, first-out basis) or market.

Deferred Revenue

Deferred revenue consists principally of deposits for future services which will be recognized as revenue in the period services are rendered.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  GAIN ON SALE OF REAL PROPERTY:

As discussed in Note 1, on July 26, 1996, CRI sold certain real property and related assets of the Resort to Crescent. Assets sold to Crescent had the following net book values recorded on the books of CRI at the date of the sale:

       Inventory                                        $   611,195
       Deferred financing costs, net                        334,312
       Property and equipment, net                       20,885,588
       Construction in process                              463,900
                                                        -----------

                Total                                   $22,294,995
                                                        ===========

In exchange for these assets, Crescent issued $27,056,217 in units of Crescent's Operating Partnership, paid $2,703,379 in cash and assumed the $27,733,333 indebtedness of the Resort. This represents the total purchase price of $58,000,000, net of closing costs and proration adjustments of $507,071. For financial reporting purposes, CRI recognized a gain on the sale of $35,197,934.

3.  LEASES:

CRL leases space at the Resort to a boutique, store, and beauty salon under five-year leases with renewal options. The leases provide for either a base rental plus a percentage of gross revenue, or a percentage of gross revenue only. Base and contingent rentals were $149,465 for the period from January 1, 1996 through July 25, 1996, and $98,425 for the period from July 26, 1996, through December 31, 1996.

4.  EMPLOYEE COMPENSATION:

All noncontract personnel working at Canyon Ranch are employed by CRM. Under the Agreements, CRL is required to reimburse CRM for all employee related compensation and benefits incurred after July 26, 1996.

401(k) Profit Sharing Plan

CRM maintains a 401(k) and profit sharing plan (the "Plan"), which is a defined contribution plan covering all except commissioned employees. Participants may contribute up to 18% of their compensation to the Plan. CRM may make discretionary contributions to the Plan equal to 1% of all participants' compensation, which immediately vests, as well as additional discretionary contributions, which vest over a seven-year period. Matching and discretionary contributions to the Plan which are reimbursable by CRL amounted to $30,142 in the period from July 26, 1996, through December 31, 1996.

Life Insurance Policies

CRI maintains life insurance policies for certain key management personnel of CRM (the "Managers"). The cash surrender value of these policies (the CSV) accrued to CRI and serves, in part, to offset certain awards provided by CRI to the Managers and other employees of CRM prior to July 26, 1996. Any excess of the CSV over the awards vest to the Managers at a rate of 4% per year.

The premiums on these policies are reflected as an expense in the accompanying financial statements. Changes in the CSV and vested awards offset the recorded premium expense and are recorded as advances to affiliate for compensation on the accompanying statement of assets, liabilities and project equity at December 31, 1996. This receivable does not bear interest and will be paid upon the future disposition of the respective awards. At December 31, 1996, these advances totaled $68,092.

5. RELATED-PARTY TRANSACTIONS:

Crescent bears the financial obligation related to the construction of revenue enhancing improvements, such as the addition of new rooms. The receivable from Crescent of $166,560 recorded in the accompanying statement of assets, liabilities and project equity at December 31, 1996, represents amounts extended by Canyon Ranch on behalf of Crescent for such improvements that have yet to be reimbursed.

Canyon Ranch makes expenditures for nonrevenue enhancing repairs and improvements of the Resort on behalf of Vintage Resorts, L.L.C. and Crescent. Such expenditures have been reflected as a distribution in the accompanying financial statements as they are not obligations or expenditures of the Resort.

Canyon Ranch advances funds to CRI and affiliated entities. The advances do not bear interest and are payable upon demand. At December 31, 1996, these advances totaled $366,885.

                         Report of Independent Auditors

Board of Directors
Canyon Ranch, Inc.

We have audited the accompanying balance sheets of Canyon Ranch, Inc., as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of Canyon Ranch, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canyon Ranch, Inc., at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     ERNST & YOUNG LLP

Tucson, Arizona
March 26, 1996,
except for Note 7, as to which the date is July 25, 1996

                               Canyon Ranch, Inc.

                                 Balance Sheets


                                                                     DECEMBER 31
                                                                  1995          1994
                                                              -----------   -----------
ASSETS (Note 3)
Current assets:
   Cash                                                       $ 1,795,185   $ 6,783,760
   Restricted cash (Note 3)                                            --     2,320,436
   Short-term investments                                       2,969,830       524,704
   Accounts receivable                                          1,350,830     1,048,936
   Current portion of notes receivable from related parties
     (Note 2)                                                      57,228       365,210
   Property held for sale                                         373,000       568,000
   Inventories                                                    607,915       547,181
   Prepaid expenses and other                                     594,524       468,637
                                                              -----------   -----------
Total current assets                                            7,748,512    12,626,864

Notes receivable, less current portion                             64,967        81,909
Notes receivable from related parties, less current portion
   (Note 2)                                                            --       570,434
Advances to stockholder (Note 2)                                  794,614       842,683
Advances to affiliates (Note 2)                                   287,948       245,196
Receivable from the general partners of Canyon Ranch
   Bellefontaine Associates, L.P., net (Note 2)                 3,809,185     4,979,369
Prepaid financing costs, net                                      368,228        47,416

Property and equipment
   Land                                                         4,803,736     4,803,736
   Land improvements                                            1,953,266     1,921,850
   Buildings                                                   16,338,727    15,508,804
   Furniture, fixtures, and equipment                          10,626,721     9,434,335
                                                              -----------   -----------
                                                               33,722,450    31,668,725
   Less accumulated depreciation                               12,278,431    10,925,298
                                                              -----------   -----------
                                                               21,444,019    20,743,427
   Construction-in-progress                                        54,452       485,311
                                                              -----------   -----------
                                                               21,498,471    21,228,738
                                                              -----------   -----------
                                                              $34,571,925   $40,622,609
                                                              ===========   ===========

                                                                       DECEMBER 31
                                                                  1995            1994
                                                              ------------    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                           $    928,104    $    880,721
   Accrued expenses                                              1,875,027       1,825,137
   Deferred revenue                                              2,335,985       2,161,830
   Current portion of long-term debt (Note 3)                    1,599,996       6,333,333
                                                              ------------    ------------
Total current liabilities                                        6,739,112      11,201,021
Long-term debt, less current portion (Note 3)                   27,066,671      28,666,667
Other liabilities (Note 5)                                         357,080         424,530

Contingencies (Note 6)

Stockholder's equity:
   Common stock, $1 par value, 1,000,000 shares authorized,
     759,000 shares issued and outstanding                         759,000         759,000
   Additional paid-in capital                                      150,000         150,000
   Accumulated deficit                                            (499,938)       (578,609)
                                                              ------------    ------------
Total stockholder's equity                                         409,062         330,391
                                                              ------------    ------------
                                                              $ 34,571,925    $ 40,622,609
                                                              ============    ============

See accompanying notes.

                               Canyon Ranch, Inc.

                              Statements of Income


                                                       YEAR ENDED DECEMBER 31
                                                      1995              1994
                                                   -----------       -----------
REVENUES
Guest and ancillary services                       $30,866,332       $31,053,455
Other                                                1,736,513         1,452,510
                                                   -----------       -----------
                                                    32,602,845        32,505,965

EXPENSES
Salaries, wages, and commissions                    12,562,136        12,618,159
Employee benefits                                    2,557,567         2,447,649
General and administrative                           3,316,868         2,997,233
Expendable supplies                                  1,486,724         1,654,188
Food and beverage costs                              1,439,291         1,514,070
Utilities                                              665,824           697,890
Repairs and maintenance                                547,792           464,938
Professional fees                                      313,234           208,420
Marketing and advertising                              477,125           433,857
Depreciation and amortization                        1,421,155         1,442,311
Interest                                             2,836,458         3,477,632
                                                   -----------       -----------
Total expenses                                      27,624,174        27,956,347
                                                   -----------       -----------
Net income                                         $ 4,978,671       $ 4,549,618
                                                   ===========       ===========



See accompanying notes.

                               Canyon Ranch, Inc.

                  Statements of Changes in Stockholder's Equity




                                        COMMON STOCK          ADDITIONAL
                                 ----------------------------  PAID-IN      ACCUMULATED
                                     SHARES       AMOUNT       CAPITAL        DEFICIT          TOTAL
                                 ------------------------------------------------------------------------
Balance at January 1, 1994           759,000    $  759,000     $150,000    $    (428,227)   $    480,773
 Net income for the year                  --            --           --        4,549,618       4,549,618
 Distribution to stockholder
   (Note 2)                               --            --           --       (4,700,000)     (4,700,000)
                                  ----------    ----------     --------    -------------   -------------
Balance at December 31, 1994         759,000       759,000      150,000         (578,609)        330,391
 Net income for the year                  --            --           --        4,978,671       4,978,671
 Distribution to stockholder
   (Note 2)                               --            --           --       (4,900,000)     (4,900,000)
                                  ----------    ----------     --------    -------------   -------------
Balance at December 31, 1995         759,000    $  759,000     $150,000    $    (499,938)  $     409,062
                                  ==========    ==========     ========    =============   =============



See accompanying notes.

                               Canyon Ranch, Inc.

                            Statements of Cash Flows

                                                                        YEAR ENDED DECEMBER 31
                                                                         1995           1994
                                                                      -----------    -----------
OPERATING ACTIVITIES
Net income                                                            $ 4,978,671    $ 4,549,618
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                      1,421,155      1,442,311
     Gain on sales of property held for sale                             (501,000)       (69,575)
     Forgiveness of interest on advances to the general partners of
       Canyon Ranch Bellefontaine Associates, L.P.                             --         20,631
Changes in operating assets and liabilities:
   Accounts receivable                                                   (301,894)        30,534
   Inventories                                                            (60,734)       (22,990)
   Prepaid expenses and other                                            (518,107)      (135,978)
   Accounts payable and accrued expenses                                   97,273         65,435
   Deferred revenue                                                       174,155        276,864
   Other liabilities                                                      (67,450)       (62,070)
                                                                      -----------    -----------
Cash provided by operating activities                                   5,222,069      6,094,780

INVESTING ACTIVITIES
Purchase of  short-term investments                                    (2,445,126)       (19,926)
Net increase in advances to stockholder, affiliates and the general
   partners of Canyon Ranch Bellefontaine Associates, L.P.             (3,724,499)    (2,355,677)
Issuance of notes receivable                                                   --        (50,000)
Collection of notes receivable                                             20,328        279,486
Issuance of notes receivable from related parties                         (76,917)      (103,953)
Collection of notes receivable from related parties                       955,333      1,943,787
Purchases of property and equipment, net                               (1,622,866)    (2,346,604)
Proceeds from sale of property held for sale                              696,000        165,000
Decrease (increase) in restricted cash                                  2,320,436       (325,608)
                                                                      -----------    -----------
Cash used in investing activities                                      (3,877,311)    (2,813,495)

FINANCING ACTIVITIES
Repayments of  long-term debt                                          (6,333,333)            --
                                                                      -----------    -----------
Cash used in financing activities                                      (6,333,333)            --
                                                                      -----------    -----------
(Decrease) increase in cash                                            (4,988,575)     3,281,285
Cash, beginning of year                                                 6,783,760      3,502,475
                                                                      -----------    -----------
Cash, end of year                                                     $ 1,795,185    $ 6,783,760
                                                                      ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
Distribution of earnings offsetting advances                          $ 4,900,000    $ 4,700,000
                                                                      ===========    ===========


See accompanying notes.

1.    ACCOUNTING POLICIES

Description of Business

Canyon Ranch, Inc. (Canyon Ranch) operates a luxury health and fitness resort in Tucson, Arizona.

Inventories

Inventories, consisting primarily of food and supplies, are stated at the lower of cost (first-in, first-out basis) or market.

Prepaid Financing Costs

Canyon Ranch capitalized certain costs associated with obtaining long-term debt. These costs are being amortized over the term of the related loan using the interest method. Accumulated amortization of such costs amounted to $53,927 and $868,741 at December 31, 1995 and 1994, respectively. Fully amortized costs related to refinanced debt (see Note 3) were charged to income in 1995.

Property Held for Sale

Property held for sale, consisting of residential lots, is stated at the lower of cost or net realizable value. All property held for sale at December 31, 1995 was sold to a related party in January 1996 for cash and a note receivable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

                                                             Years
                                                       ---------------------
         Land improvements                                     30 - 40
         Buildings                                             30 - 40
         Furniture, fixtures, and equipment                     3 - 10

Deferred Revenue

Deferred revenue consists principally of deposits for future services which will be recognized as revenue in the period services are rendered.

Income Taxes

Canyon Ranch has elected to be taxed as an S corporation for state and federal income tax purposes. As a result, all items of income, expense, and available tax credits are passed through to Canyon Ranch's stockholder. Accordingly, there is no provision for income taxes in the accompanying financial statements.

Short-Term Investments

Short-term investments consist of money market funds and U.S. treasury securities with a maturity of one year or less when purchased. At December 31, 1995, all investments were classified as available-for-sale and stated at fair value which approximated cost.

Proceeds of $2,959,871 were received in 1995 from sales of securities classified as available for sale. Gross gains of approximately $4,000 were recognized on such sales in 1995.

Fair Value of Financial Instruments

The Company's cash, accounts receivable, investments, notes receivable, advances to stockholders and affiliates and long-term debt represent financial instruments as defined by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Standards

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

Reclassifications

The financial statements for 1994 have been reclassified to conform with the 1995 presentation.

2. RELATED PARTY TRANSACTIONS

Advances to Related Parties

Entities owned by the stockholder and an officer of Canyon Ranch are general partners of Canyon Ranch Bellefontaine Associates, L.P. (Lenox), a limited partnership which operates a luxury health and fitness resort in Lenox, Massachusetts. Advances to the general partners of Lenox at December 31, 1995 and 1994 were approximately $3.8 million and $5 million, respectively. Interest was to accrue on $2 million of the advances at the prime rate. In 1993, Canyon Ranch agreed to forgive all previous and future interest on the advances upon successful restructuring of the Lenox mortgage note and the successful modification of certain terms contained in the limited partnership agreement. Management accordingly recorded a reserve of $888,763 (the amount of interest accrued through December 31, 1995).

Canyon Ranch advances cash to the stockholder, businesses affiliated with the stockholder, and other affiliates. Advances to the stockholder and affiliates are limited under loan covenants. Advances to the stockholder and affiliates totaled $3,724,499 and $2,355,677 in 1995 and 1994, respectively.

The advances, which are guaranteed by the stockholder, do not bear interest (exclusive of the $2 million in advances for which interest has been fully reserved) and have no repayment terms. The stockholder intends to net current and future undistributed S corporation taxable income of Canyon Ranch against the balances of the advances. The stockholder applied $4,900,000 and $4,700,000 against the advances in 1995 and 1994, respectively. As these conditions were met in 1995, management believes that future S corporation earnings will be sufficient to fully fund and offset all outstanding advances at December 31, 1995.

Notes Receivable from Related Parties

Canyon Ranch has entered into various note agreements with entities affiliated with board members and the stockholder. The related parties used the note proceeds to acquire certain residential lots and undeveloped land in Tucson. The related parties intend to improve and sell the land to developers; the sales proceeds will be used to repay the notes. Notes receivable from related parties consist of the following:

                                                                               1995       1994
                                                                             --------   --------
Note receivable from a board member, due January 22, 1996 interest payable monthly at 10%, collateralized by a first deed of trust
   in certain real estate                                                    $ 57,228   $ 54,034

Note receivable from a limited partnership affiliated with a board
   member and the stockholder, repaid in 1995                                      --     74,800

Funds made available to a limited partnership affiliated with a
   board member and the stockholder, repaid in 1995                                --    566,433

Note receivable from a board member, repaid in 1995                                --    174,508

Promissory note receivable from a board member, repaid in 1995
                                                                                   --     65,869
                                                                             --------   --------

                                                                               57,228    935,644

Less current portion                                                           57,228    365,210
                                                                             --------   --------

                                                                             $     --   $570,434
                                                                             ========   ========

3. LONG-TERM DEBT

In February 1995, Canyon Ranch refinanced $30 million of a then-outstanding $35 million promissory note. This promissory note payable to a bank requires monthly principal payments ranging from $133,333 to $187,500, with final payment due February 2002. For interest purposes, the note is composed of two components, one of $20 million and another of $10 million. Interest on the $10 million component bears interest at LIBOR or IBOR plus 2%, the bank's reference rate (as defined) plus 1/2% or the bank's first rate (as defined) plus 2% as chosen by Canyon Ranch (interest on the $10 million averaged 8% in 1995). Interest on the $20 million bears interest for the first 60 months at 9.97%, thereafter, at the same rate as the $10 million component. The promissory note is collateralized by virtually all assets of Canyon Ranch. This note contains various financial (minimum debt coverage ratio, minimum liquid reserves, minimum tangible net worth) and other restrictive covenants (limitations on distributions to stockholder, advances to affiliates and capital expenditures). Should the ratio of (i) the outstanding principal amount of the new promissory note to (ii) the as is value of the real property collateralizing the note exceed 60%, the bank has the authority to demand repayment in an amount sufficient to bring the ratio to 60%.

Cash restricted under the previous promissory note is classified as a current asset at December 31, 1994 as it was used in February 1995 in connection with the refinancing.

Long-term debt matures in future fiscal years as follows:

         1996                                                        $ 1,599,996
         1997                                                          1,599,996
         1998                                                          1,599,996
         1999                                                          1,599,996
         2000                                                          2,141,666
         Thereafter                                                   20,125,017
                                                                     -----------
                                                                     $28,666,667
                                                                     ===========

Interest paid in 1995 and 1994 was $2,892,424 and $3,468,105, respectively.

4. LEASES

Canyon Ranch leases space at the resort to a boutique, store and beauty salon under five year leases with renewal options. The leases provide for either a base rental plus a percentage of gross revenue, or a percentage of gross revenue only. Base and contingent rentals included in revenue were $27,000 and $204,482 in 1995 and $27,000 and $236,315 in 1994, respectively.

5. EMPLOYEE BENEFITS

Deferred Compensation

From 1983 through 1987, Canyon Ranch awarded certain employees additional compensation, which the employees elected to defer. Interest accrues on this compensation at the prime rate.

401(K) Profit Sharing Plan

Canyon Ranch has a 401(k) and voluntary profit sharing plan (the Plan) which is a defined contribution plan covering substantially all employees, except employees paid solely on a commission basis. Participants may contribute up to 18% of their compensation to the Plan, and are immediately vested in all such contributions plus actual earnings thereon. Canyon Ranch is required to make an annual contribution equal to 1% of each participant's compensation should certain profit levels be achieved and may elect to make a discretionary profit sharing contribution which is allocated to participants pro rata based upon total compensation and years of service. Participants are immediately vested in the required contribution, while discretionary contributions vest over a seven year period. Total contributions to the Plan amounted to $192,130 and $186,256 in 1995 and 1994, respectively.

Profit Sharing Plan

Canyon Ranch maintained an unqualified, unfunded profit sharing program which was terminated on January 1, 1991, at which time all participants became fully vested in their accounts. These accounts are payable upon termination (at the discretion of Canyon Ranch) or retirement. As a means of funding a portion of their liability under the Plan, Canyon Ranch purchased life insurance policies in 1991 on behalf of certain key employees who were participants in this Plan. These employees vest in the cash surrender value of the policies up to the balance in their profit sharing account. Benefits paid to these key employees will be paid first from the cash surrender value, with any remainder to be paid by Canyon Ranch. Should the cash surrender value exceed the participants account balance, such excess will vest to the participant at a rate of 4% per year employed. The liability under the former profit sharing plan, net of the cash surrender value of life insurance policies, was $160,511 and $211,774 at December 31, 1995 and 1994, respectively.

6. CONTINGENCIES

Canyon Ranch had a membership program under which individuals purchased lifeshare units which provided the buyer with the right to use the resort in the future at a reduced rate. Under this program, Canyon Ranch agreed to repurchase the units at specified prices for a period of ten years (expiring for all units by December 31, 1996) following the sale. The repurchase price is dependent upon the length of time the customer has used the unit and the amount of services received while at Canyon Ranch. The maximum contingent liability to Canyon Ranch for the repurchase of lifeshare units is approximately $681,000 at December 31, 1995. It is management's opinion that the repurchase of lifeshare units will not have a material effect on financial position, results of operations or cash flows as guest and ancillary services can be sold to replace refunded memberships.

7. SUBSEQUENT EVENT

On July 25, 1996, Canyon Ranch contributed to Crescent Real Estate Equities Limited Partnership (the Partnership) substantially all of the land, buildings, improvements and fixtures of the luxury health and fitness resort in Tucson, Arizona. The Partnership concurrently assumed the balance due of $27,733,333 under a promissory note payable by Canyon Ranch to a bank (see Note 3) and issued Canyon Ranch ownership units in the Partnership valued at $27,056,217. Canyon Ranch's furniture, fixtures and equipment and its lifeshare assets were sold in a separate transaction to Canyon Ranch Leasing, L.L.C., an affiliate of Canyon Ranch.

Prior to the above date, Canyon Ranch entered into an agreement to lease the luxury health and fitness resort to Canyon Ranch Leasing, L.L.C., and an agreement with Canyon Ranch Management L.L.C. (an affiliate of Canyon Ranch) to manage the luxury health and fitness resort.

                            CRESCENT OPERATING, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited Pro Forma Consolidated Statements of Operations of Crescent Operating, Inc. (the "Company") include the completion of (i) the formation and capitalization of the Company, (ii) the acquisition of Moody-Day Inc. and a 1.21% Investment in Hicks Muse Tate & Furst Equity Fund II, L.P. (collectively referred to as the "Carter Crowley Asset Group"), (iii) the acquisition of a 50% equity interest in Charter Behavioral Health Systems L.L.C. and the related acquisition of 1,238,311 warrants to purchase 1,238,311 common shares of Magellan Health Services, Inc., (v) the acquisition of a 42.5% interest in The Woodlands Operating Company, L.P. ("TWOC"), an entity which owns MND Hospitality, Inc., a payroll entity the assets of which are solely related to its employee benefit plans, MND Hospitality Services Corp., an entity used to record the expenses of temporary employees, BOCH General Partnership, the assets of which include certain equipment, personal property and contract rights, and WECCR General Partnership which leases the Woodlands Conference Center and certain related assets and WECCR, Inc. which owns 1% general partner interests in both BOCH General Partnership and WECCR General Partnership, (v) the acquisition of 100% of the voting common stock, representing a 5% equity interest in The Woodlands Land Company, Inc. ("LandCo"), an entity which owns 42.5% of The Woodlands Land Development Company, L.P., (TWOC and LandCo collectively referred to as "The Woodlands Entities"), and (v) the acquisition of RoseStar Management L.L.C. which includes the Hyatt Regency Albuquerque, Hyatt Regency Beaver Creek, Denver City Center Marriott, Sonoma Mission Inn, Canyon Ranch-Tucson, and Canyon Ranch-Berkshires as if they had occurred on January 1, 1996 as it relates to the statement of operations for the year ended December 31, 1996 and as of January 1, 1997 as it relates to the statement of operations for the nine months ended September 30, 1997.

In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been for the period, nor does it purport to represent the Company's results of operations for future periods.

                           CRESCENT OPERATING, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                                                           Crescent
                                                                                        Operating, Inc.
                                                                                        as adjusted for
                                    Crescent       Acquisition of                       acquisition of
                                  Operating, Inc.  Carter-Crowley         Other         Carter-Crowley
                                  Historical (A)    Asset Group (B)     Adjustments       Asset Group
                                  -------------     -----------         -----------       -----------
Revenues                            $        --     $    10,394         $        --       $    10,394
Operating expenses                           --          10,285                 506(C)         10,791
                                    -----------     -----------         -----------       -----------
Income (loss) from operations                --             109                (506)             (397)
                                    -----------     -----------         -----------       -----------
Other (income) expenses:
 Equity in loss of CBHS                      --              --                  --                --
 Equity in income of The
   Woodlands Entities                        --              --                  --                --
 Interest expense                            --             356               2,768(D)          3,124
 Loss (gain) on sale of property             --              --                  --                --
 Other                                       --             (79)                 --               (79)
                                    -----------     -----------         -----------       -----------
 Total other (income) expense                --             277               2,768             3,045
                                    -----------     -----------         -----------       -----------
Income (loss) before minority
 interest and taxes                          --            (168)             (3,274)           (3,442)
Minority interest                            --              --                  --                --
                                    -----------     -----------         -----------       -----------

Income (loss) before income taxes            --            (168)             (3,274)           (3,442)
Income tax provision (benefit)               --             (57)                 --               (57)
                                    -----------     -----------         -----------       -----------
Net income (loss)                   $        --     $      (111)        $    (3,274)      $    (3,385)
                                    ===========     ===========         ===========       ===========
Net income (loss) per share
                                                   Crescent                      The Woodlands        Crescent
                                  Acquisition of Operating, Inc. Acquisition of    Entities Pro      Operating, Inc.
                                   50% interest     Prior        The Woodlands       Forma             Prior
                                    in CBHS(E)   Pro Forma(F)      Entities(G)     Adjustments       Pro Forma(L)
                                    ----------    ----------       ----------       ----------       ----------
Revenues                            $       --    $   10,394       $       --       $       --       $   10,394
Operating expenses                          --        10,791               --               --           10,791
                                    ----------    ----------       ----------       ----------       ----------
Income (loss) from operations               --          (397)              --               --             (397)
                                    ----------    ----------       ----------       ----------       ----------
Other (income) expenses:
 Equity in loss of CBHS                  8,860         8,860               --               --            8,860
 Equity in income of The
   Woodlands Entities                       --            --          (11,232)(H)           --          (11,232)
 Interest expense                           --         3,124               --              282 (J)        3,406
 Loss (gain) on sale of property            --            --               --               --               --
 Other                                      --           (79)              --               --              (79)
                                    ----------    ----------       ----------       ----------       ----------
 Total other (income) expense            8,860        11,905          (11,232)             282              955
                                    ----------    ----------       ----------       ----------       ----------
Income (loss) before minority
 interest and taxes                     (8,860)      (12,302)          11,232             (282)          (1,352)
Minority interest                           --            --           10,355(I)            --           10,355
                                    ----------    ----------       ----------       ----------       ----------
Income (loss) before income taxes       (8,860)      (12,302)             877             (282)         (11,707)
Income tax provision (benefit)              --           (57)             303             (303)(K)          (57)
                                    ----------    ----------       ----------       ----------       ----------
Net income (loss)                   $   (8,860)   $  (12,245)      $      574       $       21       $  (11,650)
                                    ==========    ==========       ==========       ==========       ==========
Net income (loss) per share                       $    (1.11)                                        $    (1.06)
                                                  ==========                                         ==========
                                     RoseStar                                   Sonoma      Canyon        RoseStar
                                    Management   Wine Country  Canyon Ranch-   Mission      Ranch-       Pro Forma      Pro Forma
                                      LLC(M)     Hotel, LLC(N)   Tucson(O)      Inn(P)     Berkshires(Q) Adjustments   Consolidated
                                    ----------   -----------    ----------    ----------   ----------    ----------     ----------
Revenues                             $  71,141    $    2,265    $   33,456    $   21,209   $   25,415    $       --     $  163,880
Operating expenses                      68,510         2,452        27,202        20,487       22,795         7,465 (R)    159,702
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
Income (loss) from operations            2,631          (187)        6,254           722        2,620        (7,465)         4,178
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
Other (income) expenses:
 Equity in loss of CBHS                     --            --            --            --           --            --          8,860
 Equity in income of The
   Woodlands Entities                       --            --            --            --           --            --        (11,232)
 Interest expense                           --            --         1,546         2,273          819        (3,579)(S)      4,465
 Loss (gain) on sale of property            --            --       (35,198)      (32,731)       2,972        64,957 (T)         --
 Other                                    (134)           --          (199)           --           --           --            (412)
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
 Total other (income) expense             (134)           --       (33,851)      (30,458)       3,791        61,378          1,681
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
Income (loss) before minority
 interest and taxes                      2,765          (187)       40,105        31,180       (1,171)      (68,843)         2,497
Minority interest                           16            --            --            --           --            --         10,371
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
Income (loss) before income taxes        2,749          (187)       40,105        31,180       (1,171)      (68,843)        (7,874)
Income tax provision (benefit)              --            --            --            --           --            --            (57)
                                    ----------    ----------    ----------    ----------   ----------    ----------     ----------
Net income (loss)                   $    2,749    $     (187)   $   40,105    $   31,180   $   (1,171)   $  (68,843)    $   (7,817)
                                    ==========    ==========    ==========    ==========   ==========    ==========     ==========
Net income (loss) per share                                                                                             $     (.71)
                                                                                                                        ==========

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)


(A) The Company had no operations prior to the acquisition of the Carter-Crowley Asset Group.

(B) Reflects the historical income and expenses associated with the acquired company, assuming it occurred at the beginning of the period.

(C)  Reflects the incremental:

     Corporate general and administrative expenses related to the formation and operation of the Company as follows:

     Salaries and benefits....................................       $   250
     Rent and other office supplies...........................           200
     Professional fees........................................           150
     Depreciation and amortization of the purchase price
     adjustment as a result of the acquisition of the
     Carter-Crowley Asset Group...............................           (94)
                                                                     -------
                                                                     $   506
                                                                     -------

(D) Increase is a result of interest expense for long term financing in conjunction with the capitalization of the Company, assuming it occurred at the beginning of the period.

     $26,037 loan at a rate of 12% ........................          $   3,124
     Less historical interest expense .....................               (356)
                                                                     ---------
     Incremental interest expense .........................          $   2,768
                                                                     ---------

(E) Reflects the Company's 50% share of net loss of Charter Behavioral Health Systems, L.L.C. ("CBHS") (accounted for on the equity method of accounting since the Company does not control CBHS; the four member board consists of two directors named by the Company and two directors named by Magellan Health Services, Inc.)

(F) Reflects the Company's pro forma consolidated statement of operations for the year ended December 31, 1996 previously filed on Form 8-K/A filed on July 30, 1997.

(G) Increase reflects the acquisition of a 42.5% interest in TWOC and the acquisition of 100% of the voting stock (representing a 5% equity interest) in LandCo.

     Amounts represent the operations for the year ended January 31, 1997 for TWOC and LandCo.

(H) Amount is comprised of the following:

                   Equity in income LandCo.                     $10,900
                   Equity in income of TWOC                         332
                                                                -------
                                                                $11,232
                                                                =======

(I) Amount represents Crescent Real Estate Equities, L.P.'s 95% interest of the equity in income of LandCo.

(J) Amount represents additional interest expense that would have been incurred had The Woodlands Entities transactions occurred on January 1, 1996. Amount was calculated as additional borrowing of $2,346 at 12% interest rate.

(K) Amount represents the elimination of tax expense related to the Woodlands Entities as their income will be offset against Company losses.

(L) Reflects the Company's pro forma consolidated statement of operations for the year ended December 31, 1996 previously filed on Form 8K/A filed on October 14, 1997.

(M) Reflects the results of RoseStar Management L.L.C. for the year ended December 31, 1996. RoseStar Management L.L.C. includes the results of operations of the Hyatt Regency Albuquerque, the Hyatt Beaver Creek, and the Denver City Center Marriott.

(N) Reflects the results of Wine Country Hotel, L.L.C. for the year ended December 31, 1996. Wine Country Hotel, L.L.C. includes the results of operations of Sonoma Mission Inn from November 18, 1996 through December 31, 1996.

(O) Reflects the results of operations of Canyon Ranch, Inc. from January 1, 1996 through July 25, 1996 and the results of operations of Canyon Ranch in Tucson for the period from July 26, 1996 through December 31, 1996.

(P) Reflects the results of operations of Sonoma Mission Inn from January 1, 1996 through November 17, 1996.

(Q) Reflects the results of operations of Canyon Ranch - Berkshires for the year ended December 31, 1996.

(R)  Amount is comprised of the following:


        Additional rent expense for hotel entities                      (1)     $  14,383
        Additional management fees for hotel entities                   (1)           145
        Elimination of historical depreciation for hotel entities       (1)        (3,218)
        Elimination of 5/6 of the Sonoma Mission Inn management fee     (2)        (3,845)
                                                                                ---------
        Net operating expense adjustment                                        $   7,465
                                                                                =========

        (1) Adjusted to reflect expense as if entities were owned by RoseStar for the entire period presented.

        (2) Sonoma Mission Inn's historical financial statements for the period ended November 17, 1996 included a management fee for a six year period, therefore the Company has eliminated 5/6 of this expense as it is not representative of the ongoing entity.

(S)  Amount is comprised of the following:


        Elimination of Canyon Ranch - Tuscon historical interest expense        $  (1,546)
        Elimination of Sonoma Mission Inn historical interest expense              (2,273)
        Additional interest expense for the RoseStar transaction calculated
          as additional borrowing of $2,000 at 12% interest rate                      240
                                                                                ---------
        Net interest expense adjustment                                         $  (3,579)
                                                                                =========


(T) Amount represents the elimination of non-recurring gains from the pro forma results.

                           CRESCENT OPERATING, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


                                                    Acquisition of    Acquisition   Acquisition of
                                       Crescent         Carter-         of 50%           The
                                    Operating, Inc.  Crowley Asset    interest in     Woodlands
                                     Historical (A)    Group (B)       CBHS (C)        Entities
                                     ------------    ------------    ------------    ------------
Revenues                             $     33,061    $      4,190    $         --    $         --

Operating expenses                         32,755           4,029              --              --
                                     ------------    ------------    ------------    ------------

Income (loss) from operations                 306             161              --              --
                                     ------------    ------------    ------------    ------------

Other (income) expenses:
 Equity in loss of CBHS                     8,122              --           3,477              --
 Equity in income of The Woodlands
   Entities                                  (615)             --              --          (5,051)(D)
 Interest expense                           1,486             135              --              --
 Other                                       (641)            (14)             --              --
                                     ------------    ------------    ------------    ------------
 Total other (income) expense               8,352             121           3,477          (5,051)
                                     ------------    ------------    ------------    ------------

Income (loss) before minority
  interest and taxes                       (8,046)             40          (3,477)          5,051

Minority interest                              --              --              --           4,283(E)
                                     ------------    ------------    ------------    ------------

Income (loss) before income taxes          (8,046)             40          (3,477)            768

Income tax provision (benefit)                 --              14              --             269
                                     ------------    ------------    ------------    ------------

Net income (loss)                    $     (8,046)   $         26    $     (3,477)   $        499
                                     ============    ============    ============    ============
Net income (loss) per share          $       (.73)
                                     ============



                                      Acquisition of
                                        RoseStar
                                        Management     Pro Forma           Pro Forma
                                        L.L.C. (F)     Adjustments        Consolidated
                                       ------------   ------------       ------------
Revenues                               $     95,371   $         --       $    132,622

Operating expenses                           89,955            169(G)         126,908
                                       ------------   ------------       ------------

Income (loss) from operations                 5,416           (169)             5,714
                                       ------------   ------------       ------------

Other (income) expenses:
 Equity in loss of CBHS                          --             --             11,599
 Equity in income of The Woodlands
   Entities                                      --             --             (5,666)
 Interest expense                                --          1,113(H)           2,734
 Other                                           --             --               (655)
                                       ------------   ------------       ------------
 Total other (income) expense                    --          1,113              8,012
                                       ------------   ------------       ------------

Income (loss) before minority
  interest and taxes                          5,416         (1,282)            (2,298)

Minority interest                                --             --              4,283
                                       ------------   ------------       ------------

Income (loss) before income taxes             5,416         (1,282)            (6,581)

Income tax provision (benefit)                   --           (269)(I)             14
                                       ------------   ------------       ------------

Net income (loss)                      $      5,416   $     (1,013)      $     (6,595)
                                       ============   ============       ============
Net income (loss) per share                                              $       (.60)
                                                                         ============

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

(A) Reflects the unaudited income and expenses for the period from May 9, 1997 through September 30, 1997 as reported on Form 10-Q dated November 14, 1997.

(B) Reflects the incremental historical income and expenses associated with the Carter-Crowley Asset Group acquisition, assuming it occurred at the beginning of the period as reported on Form 10-Q dated August 14, 1997.

(C) Reflects the Company's 50% share of net loss of CBHS for the period from January 1, 1997 through June 16, 1997 (period prior to the inclusion of CBHS operating results in the Company's results of operations).

(D) Amount is comprised of the following:

           Equity in income of LandCo ...................       $ 4,508
           Equity in income of TWOC .....................         1,158
                                                                -------
                                                                $ 5,666
           Less historical equity in income of
              The Woodland Entities .....................         (615)
                                                                -------
                                                                $ 5,051
                                                                =======

     Represents the results of operations for Landco for the period from January 1,1997 through September 29, 1997 (acquisition date) and for TWOC for the period from January 1, 1997 through July 31, 1997 (period prior to the inclusion of TWOC operating results in the Company's results of operations).

(E)  Amount represents Crescent's 95% of the equity in income of LandCo.

(F) Represents the combined results of operations of RoseStar Management LLC ("RoseStar") and Wine Country Hotel L.L.C. for the period from January 1, 1997 through July 31, 1997 (period prior to the inclusion of RoseStar operating results in the Company's results of operations).

(G)  Reflects the incremental:

     Corporate general and administrative expenses related to the formation and operation of the Company as follows:

     Salaries and benefits.................................................   $  83
     Rent and other office supplies........................................      67
     Professional fees.....................................................      51
     Depreciation and amortization of the purchase price adjustment
     as a result of the acquisition of the Carter-Crowley Asset Group......     (32)
                                                                              -----
                                                                              $ 169
                                                                              =====

(H) Increase is a result of interest expense for long term financing in conjunction with the capitalization of the Company, assuming it occurred at the beginning of the period.

            Borrowing for capitalization of the Company            $  26,037
            Borrowing for the Woodlands Entities                       2,346
            Borrowing for RoseStar Management L.L.C.                   2,000
                                                                   ---------
                                                                   $  30,383

            Interest expense for nine months at 12%                $   2,734
            Less historical interest expense                          (1,621)
                                                                   ---------
            Incremental interest expense                           $   1,113
                                                                   =========

(I) Amount represents the elimination of tax expense related to the Woodlands Entities as their income will be offset against other Company losses.


                                     F-94